                                                                   EXHIBIT 10.13

================================================================================

                 AGREEMENT FOR SUPPLY OF EQUIPMENT AND SERVICES

                                     between

                            JUNCTION INDUSTRIES, INC.

                                       and

                      WHEELING-PITTSBURGH STEEL CORPORATION

                            Dated as of June 12, 2003

================================================================================

                                TABLE OF CONTENTS

ARTICLE 1. GENERAL MATTERS..............................................................................    1

    SECTION 1.1.    DEFINED TERMS.......................................................................    1
    SECTION 1.2.    INTERPRETATION......................................................................    6
    SECTION 1.3.    EXHIBITS............................................................................    7
    SECTION 1.4.    CONDITION PRECEDENT.................................................................    7

ARTICLE 2. RETENTION OF CONTRACTOR......................................................................    7

    SECTION 2.1.    RETENTION OF CONTRACTOR.............................................................    7
    SECTION 2.2.    STATUS OF CONTRACTOR; NO PARTNERSHIP................................................    8
    SECTION 2.3.    SUBCONTRACTORS......................................................................    8

ARTICLE 3. CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR.......................................    8

    SECTION 3.1.    WORK................................................................................    8
    SECTION 3.2.    CONTROL AND METHOD OF THE WORK......................................................    8
    SECTION 3.3.    COMPLIANCE WITH LAW AND STANDARDS OF PERFORMANCE....................................    8
    SECTION 3.4.    CERTAIN MATTERS PERTAINING TO JOB SITE AND WORK.....................................    9
    SECTION 3.5.    ENGINEERING AND DESIGN..............................................................    9
    SECTION 3.6.    INSPECTION AND TESTING..............................................................    9
    SECTION 3.7.    CONTRACTOR PERMITS..................................................................   10
    SECTION 3.8.    LABOR, TRAINING.....................................................................   10
    SECTION 3.9.    PROJECT MANAGEMENT..................................................................   10
    SECTION 3.10.   COOPERATION WITH OTHER CONTRACTORS..................................................   11
    SECTION 3.11.   REPORTS, PLANS AND INSTRUCTION BOOKS................................................   11
    SECTION 3.12.   DRAWINGS, ENGINEERING DATA, OPERATING MANUAL AND OTHER MATERIALS....................   12
    SECTION 3.13.   ACCOUNTING INFORMATION..............................................................   12
    SECTION 3.14.   CONTRACTOR TAXES....................................................................   12
    SECTION 3.15.   CLAIMS AND LIENS FOR LABOR AND MATERIALS............................................   13
    SECTION 3.16.   PRELIMINARY SERVICES................................................................   13
    SECTION 3.17.   GUARANTY............................................................................   13

ARTICLE 4. CERTAIN OBLIGATIONS OF OWNER.................................................................   13

    SECTION 4.1.    PERMITS.............................................................................   13
    SECTION 4.2.    OWNER SERVICES......................................................................   13
    SECTION 4.3.    PERSONNEL AND OPERATIONS............................................................   13
    SECTION 4.4.    OWNER TAXES.........................................................................   14

ARTICLE 5. PROJECT SCHEDULE.............................................................................   14

    SECTION 5.1.    COMMENCEMENT OF WORK................................................................   14
    SECTION 5.2.    PROJECT SCHEDULE....................................................................   14

ARTICLE 6. CHANGE ORDERS................................................................................   14

    SECTION 6.1.    CHANGE ORDER AT OWNER'S REQUEST.....................................................   14
    SECTION 6.2.    CHANGE ORDERS REQUESTED BY CONTRACTOR...............................................   15
    SECTION 6.3.    CHANGES TO CONTRACT PRICE; DISPUTES.................................................   16
    SECTION 6.4.    CHANGE IN LAW.......................................................................   16

ARTICLE 7. CONTRACT PRICE; PAYMENTS TO CONTRACTOR.......................................................   17

    SECTION 7.1.    CONTRACT PRICE......................................................................   17
    SECTION 7.2.    REQUESTS FOR PAYMENT................................................................   18

    SECTION 7.3.    GENERAL PROVISIONS PAYMENTS.........................................................   19
    SECTION 7.4.    LIENS...............................................................................   20
    SECTION 7.5.    FINANCING...........................................................................   20

ARTICLE 8. TITLE, RISK OF LOSS AND POSSESSION...........................................................   21

    SECTION 8.1.    CLEAR TITLE.........................................................................   21
    SECTION 8.2.    RISK OF LOSS........................................................................   21

ARTICLE 9. INSURANCE....................................................................................   21

    SECTION 9.1.    CONTRACTOR INSURANCE................................................................   21
    SECTION 9.2.    OWNER'S INSURANCE...................................................................   23
    SECTION 9.3.    RELATIONSHIP TO HOLD HARMLESS PROVISIONS AND WARRANTIES.............................   24
    SECTION 9.4.    ADDITIONAL INSUREDS.................................................................   24
    SECTION 9.5.    CERTIFICATE OF INSURANCE............................................................   24
    SECTION 9.6.    CANCELLATION........................................................................   24
    SECTION 9.7.    PREMIUMS............................................................................   24
    SECTION 9.8.    SUBROGATION.........................................................................   24
    SECTION 9.9.    SUBCONTRACTOR'S INSURANCE...........................................................   25
    SECTION 9.10.   RIGHT TO INSURE.....................................................................   25
    SECTION 9.11.   INSURED VS. INSURED.................................................................   25

ARTICLE 10. TESTING, SUBSTANTIAL COMPLETION AND FINAL ACCEPTANCE........................................   25

    SECTION 10.1.   TESTING PROTOCOLS...................................................................   25
    SECTION 10.2.   COLD TEST, START-UP AND HOT TEST....................................................   26
    SECTION 10.3.   PERFORMANCE TESTS...................................................................   26
    SECTION 10.4.   FINAL ACCEPTANCE....................................................................   28

ARTICLE 11. SCHEDULE AND PERFORMANCE GUARANTEES.........................................................   28

    SECTION 11.1.   SCHEDULE GUARANTEE..................................................................   28
    SECTION 11.2.   SCHEDULE LIQUIDATED DAMAGES.........................................................   28
    SECTION 11.3.   PAYMENT OF LIQUIDATED DAMAGES.......................................................   29
    SECTION 11.4.   SCHEDULE BONUS......................................................................   29
    SECTION 11.5.   REBATE OF SCHEDULE LIQUIDATED DAMAGES...............................................   30
    SECTION 11.6.   REBATE OF SCHEDULE BONUS............................................................   30
    SECTION 11.7.   OTHER LIMITATIONS...................................................................   30

ARTICLE 12. CONTRACTOR'S WARRANTIES.....................................................................   31

    SECTION 12.1.   WARRANTIES..........................................................................   31
    SECTION 12.2.   OWNER REPAIR OF NONCONFORMING WORK..................................................   32
    SECTION 12.3.   SUBCONTRACTORS......................................................................   32

ARTICLE 13. REPRESENTATIONS AND WARRANTIES..............................................................   32

    SECTION 13.1.   REPRESENTATIONS AND WARRANTIES......................................................   32

ARTICLE 14. FORCE MAJEURE AND OWNER CAUSED DELAY........................................................   33

    SECTION 14.1.   DEFINITION OF FORCE MAJEURE EVENT...................................................   33
    SECTION 14.2.   NOTICE OF FORCE MAJEURE EVENT.......................................................   33
    SECTION 14.3.   CHANGE DUE TO FORCE MAJEURE EVENT...................................................   33
    SECTION 14.4.   DEFINITION OF OWNER CAUSED DELAY....................................................   34
    SECTION 14.5.   NOTICE OF OWNER CAUSED DELAY........................................................   34
    SECTION 14.6.   CHANGE DUE TO OWNER CAUSED DELAY....................................................   34

ARTICLE 15. TERMINATION.................................................................................   34

    SECTION 15.1.   CONTRACTOR EVENTS OF DEFAULT........................................................   34
    SECTION 15.2.   TERMINATION BY OWNER DUE TO CONTRACTOR EVENT OF DEFAULT.............................   36
    SECTION 15.3.   TERMINATION BY OWNER FOR CONVENIENCE................................................   37
    SECTION 15.4.   SUSPENSION BY OWNER FOR CONVENIENCE.................................................   37
    SECTION 15.5.   TERMINATION DUE TO FORCE MAJEURE EVENT..............................................   38
    SECTION 15.6.   TERMINATION BY CONTRACTOR...........................................................   38
    SECTION 15.7.   CONTINUING OBLIGATIONS DURING DEFAULT...............................................   39
    SECTION 15.8.   OBLIGATIONS UPON TERMINATION........................................................   39
    SECTION 15.9.   TERMINATION AND SURVIVAL OF TERMS...................................................   39

ARTICLE 16. INDEMNIFICATION.............................................................................   39

    SECTION 16.1.   CONTRACTOR INDEMNIFICATION..........................................................   39
    SECTION 16.2.   OWNER INDEMNIFICATION...............................................................   40
    SECTION 16.3.   CONDITIONS OF INDEMNIFICATION.......................................................   40
    SECTION 16.4.   INTELLECTUAL PROPERTY WARRANTY......................................................   41
    SECTION 16.5.   SURVIVAL OF INDEMNIFICATION.........................................................   42

ARTICLE 17. DISPUTE RESOLUTION..........................................................................   42

    SECTION 17.1.   DISPUTE RESOLUTION..................................................................   42
    SECTION 17.2.   CONTINUING OBLIGATIONS..............................................................   42
    SECTION 17.3.   ARBITRATION.........................................................................   42

ARTICLE 18. MISCELLANEOUS...............................................................................   43

    SECTION 18.1.   ASSIGNMENT..........................................................................   43
    SECTION 18.2.   CONFIDENTIALITY.....................................................................   43
    SECTION 18.3.   NOTICES.............................................................................   44
    SECTION 18.4.   OVERALL LIMITATION..................................................................   44
    SECTION 18.5.   WAIVER OF CONSEQUENTIAL DAMAGES.....................................................   45
    SECTION 18.6.   WAIVER..............................................................................   45
    SECTION 18.7.   OFFSET..............................................................................   45
    SECTION 18.8.   SEVERABILITY........................................................................   45
    SECTION 18.9.   GOVERNING LAW.......................................................................   45
    SECTION 18.10.  ENTIRE AGREEMENT; AMENDMENTS........................................................   45
    SECTION 18.11.  EXPENSES AND PREPARATION............................................................   46
    SECTION 18.12.  COUNTERPARTS........................................................................   46

         THIS AGREEMENT FOR THE SUPPLY OF EQUIPMENT AND SERVICES (this "AGREEMENT") is made and entered into as of the 12th of June, 2003 by and between JUNCTION INDUSTRIES, INC. (the "CONTRACTOR"), a corporation duly established and validly existing under the laws of Ohio, and WHEELING-PITTSBURGH STEEL CORPORATION (the "OWNER"), a corporation duly organized and validly existing under the laws of Delaware with its principal place of business at 1134 Market Street, Wheeling, West Virginia 26003, each sometimes referred to herein singularly as a "PARTY" or collectively as the "PARTIES".

         Owner proposes to construct an electric arc furnace melt shop (the "MELT SHOP") to be located at the Owner's Steubenville South Plant in Mingo Junction, Ohio. Owner desires to purchase from Contractor, and Contractor desires to sell to Owner, equipment and services to design, engineer, procure, fabricate, and assist Owner in the installation, commissioning, start-up and testing of one 250 ton (tap weight) A.C. electric arc furnace ("EAF"), one Consteel scrap conveyor system, ladle metallurgy furnace ("LMF"), baghouse ("BAGHOUSE") and certain other associated equipment (the EAF, the conveyor system, the LMF and the baghouse, collectively, the "FACILITY") for incorporation into the Melt Shop.

         Contractor has been provided and has reviewed the conceptual drawings and other information for the Melt Shop and all other documents relating to the Melt Shop which Contractor has deemed necessary in connection with this Agreement, and performed or reviewed such other investigations, studies and analyses which Contractor has determined to be necessary or prudent in connection with the performance of its work.

         Owner and Contractor, intending to be legally bound, agree as follows:

                                   ARTICLE 1.
                                 GENERAL MATTERS

         SECTION 1.1. DEFINED TERMS. As used in this Agreement, including the Exhibits hereto, each of the following terms shall have the meaning assigned to such term as set forth below:

         "AFFILIATE" means, in relation to any Person, any Person: (i) which directly or indirectly controls, or is controlled by, or is under common control with, such other Person, or (ii) which directly or indirectly beneficially owns or holds fifty percent (50%) or more of any class of voting stock of such other Person, or (iii) which has fifty percent (50%) or more of any class of voting stock that is directly or indirectly beneficially owned or held by such other Person, or (iv) who either holds a general partnership interest in such other Person or such other Person holds a general partnership interest in the Person.

         "AGREEMENT" has the meaning set forth in the Preamble hereto, as same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

         "APPLICABLE LAWS" means any act, statute, law, regulation, ordinance, rule, judgment, order, decree, directive, guideline or policy (to the extent mandatory or applicable) or any similar form of decision or determination by, or any interpretation or administration of, any of the foregoing by any Government Authority with jurisdiction, if any, over the locations or countries where the Work is or is to be performed.

         "APPLICABLE PERMITS" means any and all permits, clearances, licenses, authorizations, consents, filings, exemptions or approvals from or required by any Government Authority that are necessary to perform the Work in accordance with Applicable Laws. Contractor has informed Owner, and Owner acknowledges, that except for supervision of erection, commissioning, Start-Up and testing, all or virtually all of the Work will be performed at locations or countries other than the State of Ohio. No Ohio engineering license will be required to be obtained by Contractor for the drawings, supervision of the engineering, commissioning, Start-Up or testing of the Facility included in the Work.

         "CHANGE" has the meaning set forth in Section 6.1(a).

         "CHANGE IN LAW" means any of the following events or circumstances occurring after the date hereof: (i) an amendment, modification, supplement or other change in or repeal of an existing Applicable Law or the interpretation thereof by a Governmental Authority having the force of law, or (ii) an enactment or making of a new Applicable Law.

         "CHANGE ORDER" has the meaning set forth in Section 6.1(a).

         "COLD TEST" means a single-acting or inter-acting unloaded test run of the Facility performed in accordance with the Cold Test Protocol.

         "COLD TEST PROTOCOL" means the testing, measurement and calculation methods, procedures and technical standards pursuant to which the Cold Test will be conducted, as approved by the Parties in accordance with Section 10.1.

         "COMPLETED BAGHOUSE TEST" has the meaning set forth in Section 10.3(b).

         "COMPLETED INDEX AT COST TEST" has the meaning set forth in Section 10.3(b).

         "COMPLETED PRODUCTIVITY ACCEPTANCE TEST" has the meaning set forth in
Section 10.3(b).

         "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 18.2.

         "CONSTRUCTION MANAGER" has the meaning set forth in Section 3.10(b).

         "CONTRACT DOCUMENTS" shall mean this Agreement and all Exhibits, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

         "CONTRACT PRICE" has the meaning set forth in Section 7.1(a).

         "CONTRACTOR EVENT OF DEFAULT" has the meaning set forth in Section
15.1.

         "CONTRACTOR PERMITS" has the meaning set forth in Section 3.7(a).

         "CONTRACTOR PROJECT MANAGER" means the individual designated by Contractor as having authority and supervisory power of Contractor for performance of the Work.

         "CONTRACTOR TAXES" has the meaning set forth in Section 3.14.

         "DAMAGES" has the meaning set forth in Section 16.1.

         "DEFECT" means any design, engineering, software, drawing, component, tool, Equipment, fabrication, workmanship or Work (i) that is not performed in accordance with the terms of the Contract Documents, or (ii) that is not of good quality, free from defects or deficiencies in design, application, manufacture or workmanship, or that contains improper or inferior workmanship. The term "DEFECTS" shall neither be construed to include material damage caused by Owner's acts or omissions nor those of other contractors or suppliers engaged by Owner or material damage arising out of abuse, misuse, negligence in operations, installation, maintenance and repair (unless any act or omission was taken or made at the direction of Contractor) or failure to operate the Facility in accordance with the Operating Manual, nor shall the term "DEFECTS" be construed to include ordinary wear and tear. Work shall be considered to be defective if it is not performed in accordance with Prudent Engineering Practices.

         "EAF" has the meaning set forth in the preamble.

          "EQUIPMENT" means all of the equipment, related systems, materials, apparatus, structures, tools, supplies, goods and other items provided by Contractor and Subcontractors as specified or implied within Contractor's scope as indicated in EXHIBIT A that are, or are to be, installed in or incorporated into the Facility by Owner or others.

         "FACILITY" has the meaning set forth in the preamble.

         "FINAL ACCEPTANCE" means (i) (x) all aspects of the Performance Test have been successfully performed, or (y) (A) all aspects of the Performance Test other than the Productivity Acceptance Test and the Ic Test have been successfully performed, (B) the Productivity Acceptance Test results demonstrated a productivity level of at least 95% but less than 100% of the level of productivity required for successful performance of the Productivity Acceptance Test, as specified in Section 6.2 of EXHIBIT E, and Owner has received proceeds of a draw on the letter of credit delivered at First Heat Payment in an amount equal to 3% of the Contract Price, and (C) the Ic Test results demonstrated an Index at Cost that exceeds the values specified in
Section 6.3 of EXHIBIT E by no more than 5%, and Owner has received proceeds of a draw on the letter of credit delivered at First Heat Payment in an amount equal to 3% of the Contract Price, (ii) all items on the Punch List have been completed, (iii) any and all claims against Owner and Liens by Contractor or any Subcontractor with respect to the Facility, the Melt Shop, the Job Site, the Equipment or any fixtures or personal property included in the Work created by, through or under Contractor or any Subcontractor have been released, and Contractor and each first-tier Subcontractor have delivered lien waivers, and (iv) Contractor has paid all Schedule Liquidated Damages and any other amounts due under this Agreement.

         "FINAL ACCEPTANCE CERTIFICATE" means the certificate issued by Owner upon Final Acceptance.

         "FINAL ACCEPTANCE DATE" means the date of occurrence of Final
Acceptance.

          "FINANCING PARTIES" means the lenders, security holders, investors, equity providers and others providing financing or refinancing to or on behalf of Owner, for the development, construction, ownership, operation and maintenance of the Melt Shop or any portion thereof, or any trustee or agent acting on behalf of any of the foregoing.

         "FIRST HEAT" has the meaning set forth in Section 7.1(d).

         "FIRST HEAT PAYMENT" has the meaning set forth in EXHIBIT C-2.

         "FORCE MAJEURE EVENT" has the meaning set forth in Section 14.1.

         "GOVERNMENT AUTHORITY" means any and all federal, state, county, city, municipal, local or regional authorities, departments, bodies, commissions, corporations, branches, directorates, agencies, ministries, courts, tribunals, judicial authorities, legislative bodies, administrative bodies or taxing authorities of the United States of America or other governmental entity or any department, municipality or other political subdivision thereof having jurisdiction over either of the Parties, the Facility, the Melt Shop, the Job Site or the performance of the Work.

         "GUARANTOR" means the guarantor under the Guaranty.

         "GUARANTY" means the guaranty, substantially in the form previously agreed to by Owner, of Contractor's obligations under the Contract Documents, delivered by Guarantor on the date of this Agreement.

         "HAZARDOUS MATERIAL" means any and all materials, substances, products or wastes which are regulated or classified as toxic or hazardous under any Applicable Law or Applicable Permit.

         "HOT TEST" means a period during which the Facility operates under the design conditions contained in the Start-Up and Hot Test Protocol and during which five heats are tapped consecutively, which period shall occur within 15 days following First Heat.

         "INITIAL PAYMENT" has the meaning set forth in EXHIBIT C-2.

         "INTELLECTUAL PROPERTY RIGHTS" means:

                  (a) patents, trade marks, service marks, rights in designs, trade names, copyrights, topography rights and know-how, in each case whether registered or not;

                  (b)      applications for registration of any of them;

                  (c) rights under licenses and consents in relation to any of them; and

                  (d) all forms of protection of a similar nature or having equivalent or similar effect to any of them which may subsist anywhere in the world.

         "JOB SITE" means the real property on which the Melt Shop is to be located, as shown on the drawing included in EXHIBIT A.

         "LIEN" means any lien, security interest, mortgage, hypothecation, encumbrance or other restriction on title or property interest.

         "LMF" has the meaning set forth in the preamble.

          "MILESTONE PAYMENT SCHEDULE" means the schedule of installments of the Contract Price payable upon achievement of the milestones set forth therein, attached as EXHIBIT C-2.

         "NOTICE TO PROCEED" means not only (a) the notice given from Owner to Contractor directing Contractor to commence performance of the Work, but also
(b) Contractor's receipt of the Initial Payment from Owner and (c) Owner's payment of any amounts then due and owing under Owner's Purchase Order 132313 for engineering and drawings previously performed or provided for the Facility.

         "OPERATING MANUAL" has the meaning set forth in Section 3.12(c).

         "OWNER CAUSED DELAY" has the meaning set forth in Section 14.4.

         "OWNER PERMITS" has the meaning set forth in Section 4.1.

         "PARTIES" means Contractor and Owner.

         "PERFORMANCE TEST" has the meaning set forth in Section 10.3.

         "PERSON" means an individual, partnership, corporation, limited liability company, company, business trust, joint stock company, trust, unincorporated association, joint venture, Government Authority or other entity.

         "PROJECT SCHEDULE" means the schedule for completion of the Work attached hereto as EXHIBIT C-1.

         "PROVISIONAL ACCEPTANCE CERTIFICATE" has the meaning set forth in
Section 10.2.

         "PRUDENT ENGINEERING PRACTICES" means those sound and prudent practices, methods, specifications or standards of design, engineering, manufacturing, safety, workmanship, equipment and components prudently and generally engaged in or observed by the majority of the equipment manufacturers in the steel mill industry in the United States performing work or services similar to the Work.

         "PUNCH LIST" has the meaning set forth in Section 10.2.

         "REQUEST FOR PAYMENT" means a written request from Contractor to Owner for payment hereunder, which requests shall be in substantially the form of EXHIBIT F.

         "SCHEDULE BONUS" has the meaning set forth in Section 11.4.

         "START-UP" means the first processing of raw material by the Facility, which shall occur after Start-Up Conditions have been met and, in any case, within two days following execution of the Provisional Acceptance Certificate.

         "START-UP CONDITIONS" means the technical and other parameters and conditions required to be achieved prior to Start-Up, set forth in the Start-Up and Hot Test Protocol.

         "START-UP AND HOT TEST PROTOCOL" means the parameters and conditions required to be achieved prior to Start-Up of the Facility, and the testing, measurement and calculation methods, procedures and technical standards pursuant to which the Hot Test will be conducted, as approved by the Parties in accordance with Section 10.1.

         "SUBCONTRACTOR" means any contractor, constructor or materialman who performs any portion of the Work other than Contractor, and such term shall include any and all suppliers, vendors and manufacturers of Equipment to Contractor or any Subcontractor.

         "TERMINATION PAYMENT" has the meaning set forth in Section 15.3.

         "WARRANTY PERIOD" has the meaning set forth in Section 12.1(c).

         "WORK" has the meaning set forth in Section 3.1.

         SECTION 1.2.      INTERPRETATION. In this Agreement:

                  (a) headings are used solely for convenience and do not constitute a part of this Agreement;

                  (b) unless the context otherwise requires, the gender of all words used herein shall include the masculine, feminine and neuter;

                  (c) the terms "HEREOF," "HEREIN," "HERETO" and similar words refer to the Contract Documents as a whole and not to any particular Article, Section, Exhibit or any other subdivision of this Agreement;

                  (d) references to "ARTICLE," "SECTION," or "EXHIBIT" are to this Agreement unless specified otherwise;

                  (e) reference to "THIS AGREEMENT" (including any Exhibit) or any other agreement, Exhibit, permit or document shall be construed as a reference to such agreement or document as the same may be amended, modified, supplemented or restated, and shall include a reference to any document which amends, modifies, supplements or restates, or is entered into, made or given pursuant to or in accordance with its terms;

                  (f) unless the context otherwise requires, references to any Person shall be construed as a reference to such Person's successors and permitted assigns; and

                  (g) references to "INCLUDES," "INCLUDING," and similar phrases shall mean "including, without limitation."

         SECTION 1.3. EXHIBITS. The following Exhibits are attached to and incorporated into and made a part of this Agreement:

                  (a)      EXHIBIT A Description of Work

                  (b)      EXHIBIT B [Reserved]

                  (c)      EXHIBIT C-1 Project Schedule

                  (d)      EXHIBIT C-2 Milestone Payment Schedule

                  (e)      EXHIBIT D Standard and Codes

                  (f)      EXHIBIT E Performance Test Protocol

                  (g)      EXHIBIT F Form of Request for Payment

                  (h)      EXHIBIT G Forms of Letter of Credit

                  (i)      EXHIBIT H [Reserved]

                  (j)      EXHIBIT I Form of Owner's Note

         SECTION 1.4. CONDITION PRECEDENT. The Parties shall not be obligated to perform their respective obligations hereunder, and neither Party nor Guarantor shall have any obligation or liability hereunder or under the Guaranty, unless and until Owner's financing for the construction of the Facility has closed and funds are available to Owner thereunder.

                                   ARTICLE 2.
                             RETENTION OF CONTRACTOR

         SECTION 2.1. RETENTION OF CONTRACTOR. Owner hereby engages Contractor, and Contractor hereby agrees, to perform the Work in accordance with the terms and conditions of the Contract Documents.

         SECTION 2.2. STATUS OF CONTRACTOR; NO PARTNERSHIP. Contractor shall be an independent contractor with respect the Work, and this Agreement shall not be interpreted or construed to create an association, joint venture or partnership relationship between the Parties.

         SECTION 2.3. SUBCONTRACTORS. Contractor shall have the right to have portions of the Work performed by Subcontractors; provided, however, that Contractor shall be solely responsible for all Work performed by Subcontractors. All contracts, subcontracts and purchase orders with first-tier Subcontractors must provide that the rights thereunder are assignable to Owner and the Financing Parties or their designees in the event of any Contractor Event of Default. In addition, all warranties contained in contracts with first-tier Subcontractors must be assignable to Owner and the Financing Parties.

                                   ARTICLE 3.
             CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR

         SECTION 3.1. WORK. Contractor shall perform or cause to be performed work and services required in connection with the design, engineering, procurement and fabrication of the Equipment and supervision of the assembly and installation of the Equipment and of commissioning, Start-Up and testing (as described in Article 10), and shall provide or cause to be provided all materials and equipment, machinery, tools, transportation, chemicals, administration and other services and items specified or implied in Contractor's scope of work described in EXHIBIT A (such scope, the "WORK"), all on a firm fixed price basis and otherwise in accordance with the Agreement. Contractor shall perform or supply the services, Equipment and other items indicated by a "C" in EXHIBIT A in accordance with the Project Schedule and all other Work specified or implied in Contractor's scope of Work. Contractor's scope of Work does not include, for any purposes of the Contract Documents, any work, labor, materials, equipment, tools or other items to be provided or performed by Owner, other contractors or suppliers engaged by Owner or others, as described in EXHIBIT A and elsewhere in the Contract Documents.

         SECTION 3.2. CONTROL AND METHOD OF THE WORK. Contractor shall be solely responsible for performing or causing the Subcontractors to perform the Work in accordance with the terms of the Contract Documents, and for all means, methods, techniques, sequences, procedures and safety programs in connection with performance of the Work.

         SECTION 3.3. COMPLIANCE WITH LAW AND STANDARDS OF PERFORMANCE. Contractor shall, and shall cause all of its Subcontractors to, comply with, and perform the Work in accordance with Applicable Laws. The Work and all items of Equipment shall be designed, manufactured, commissioned and tested in accordance with the published standards and codes of the organizations listed in EXHIBIT D. In addition, Contractor shall perform the Work in conformity with Prudent Engineering Practices to the extent not inconsistent with the foregoing provisions of this Section 3.3.

         SECTION 3.4.      CERTAIN MATTERS PERTAINING TO JOB SITE AND WORK.

                  (a) Contractor acknowledges and agrees that, within the limits of its scope of Work, it has had sufficient opportunity to review such information and make such investigations as it deems necessary and is familiar with and has satisfied itself with respect to (i) the nature and location of the Work, and (ii) the general and local conditions with respect to (a) environment,
(b) transportation (including to the Job Site), (c) access, (d) the handling, storage and disposal of Hazardous Substances and other wastes brought to the Job Site by Contractor or any of Contractor's Subcontractors, and (e) physical conditions at the Job Site and the surrounding area as they apply to the design and installation of the material handling system to be provided as a part of the Work. Contractor has, or will, identify all climatic and geologic elements that are critical to the design of the Equipment. Contractor has not reviewed, nor is it bound by, any requirement of Owner's environmental permits. As noted earlier, Contractor has informed Owner, and Owner acknowledges, that, except for the Contractor's supervision of the erection, commissioning, Start-Up and testing (as described in Article 10) of the Facility, the Work will be performed at locations or countries other than the State of Ohio.

                  (b) Contractor shall provide access at all times to the Work to Owner, Owner's designees and other contractors and the Financing Parties, and their respective employees, representatives, agents and consultants.

         SECTION 3.5. ENGINEERING AND DESIGN. Contractor shall provide all engineering and design services necessary for the completion of the Work in conformity with the Contract Documents.

         SECTION 3.6.      INSPECTION AND TESTING.

                  (a) Contractor shall inspect and test each item of Equipment during fabrication and upon completion of its fabrication and installation at the Job Site, as required by applicable specifications, Prudent Engineering Practices and the other requirements of the Contract Documents.

                  (b) Owner, the Financing Parties and their designees shall be entitled to inspect the Work of Contractor and Subcontractors from time to time and, upon request, Contractor shall arrange for inspections of Equipment at vendors' shops. Owner shall notify Contractor of any non-conforming Work discovered during an inspection, and Contractor shall promptly correct, or cause to be corrected, any such Work. No inspection, acceptance of Work, payment of money or approval given by Owner or any Owner designee shall relieve Contractor of its obligations for the proper performance of the Work in accordance with the terms hereof. Owner in good faith may reject any non-conforming Work regardless of the stage of completion, the time or place of discovery of error, and whether Owner previously accepted such Work.

                  (c) Contractor shall promptly replace any Equipment or correct or reperform any Work that does not conform to the requirements of the Contract Documents.

         SECTION 3.7.      CONTRACTOR PERMITS.

                  (a) Contractor shall obtain and maintain in effect all Applicable Permits pertaining to Contractor's performance of the Work (collectively, "CONTRACTOR PERMITS"), including, without limitation, (a) all licenses to permit Contractor to do business in the jurisdictions where the Work is to be performed and (b) all Applicable Permits necessary to move, transport and deliver the Equipment to the Job Site.

                  (b) Contractor shall use its best efforts to assist Owner by providing information and documents, relating to the Work, to Owner for obtaining Owner Permits.

         SECTION 3.8.      LABOR, TRAINING.

                  (a) Contractor shall be responsible for retaining all labor and personnel necessary to perform the Work in a safe manner and in accordance with the Project Schedule. When required by Applicable Laws, Contractor shall employ licensed personnel in good standing with their respective trades and licensing authorities to perform engineering, design, architectural and other professional services in connection with the Work.

                  (b) Contractor shall retain a qualified specialist approved by Owner (which approval shall not be unreasonably withheld or delayed) who shall provide supervision for up to five months during erection and commissioning of the EAF system at the Job Site.

                  (c) Contractor shall be responsible for the conduct and deeds of its workforce and the workforce of Subcontractors.

                  (d) Contractor shall notify Owner immediately, orally and then in writing, of any labor dispute or anticipated labor dispute that might reasonably be expected to affect performance of the Work.

                  (e) Contractor shall conduct a training program, as approved by Owner (which approval shall not be unreasonably withheld or delayed), at the Job Site designed to train Owner's personnel to use, operate and maintain the Facility efficiently and safely. Contractor shall submit its proposed training program for Owner's approval (which approval shall not be unreasonably withheld or delayed) or comments within one year following delivery of the Notice to Proceed. Contractor shall incorporate Owner's reasonable comments and requests in the final training program. Owner shall reimburse Contractor, through a Change Order in accordance with Article 6, for the costs of carrying out the training program, at per diem rates acceptable to Owner and Contractor, plus expenses.

         SECTION 3.9. PROJECT MANAGEMENT. Contractor shall designate a Contractor Project Manager. Contractor's initial designee and any replacement Contractor Project Manager must be approved by Owner in writing, which approval shall not be unreasonably withheld or delayed. Subject to Section 6.1, the Contractor Project Manager is authorized to act on behalf of Contractor, and Owner may consult with, and rely on the statements and decisions by, the

Contractor Project Manager. Notwithstanding the foregoing, the Contractor Project Manager shall not be authorized to execute any Change Order.

         SECTION 3.10.     COOPERATION WITH OTHER CONTRACTORS.

                  (a) Contractor shall cooperate and cause its Subcontractors to cooperate with Owner and other contractors working at or near the Job Site to assure that Contractor and Subcontractors do not unreasonably hinder the work being done by Owner and other contractors. Contractor shall perform all Work in a manner designed to minimize interference with the operation of Owner's existing plant and facilities at or near the Job Site. Likewise, neither Owner nor its other contractors shall unreasonably hinder or interfere with Contractor's or its Subcontractors' performance of the Work.

                  (b) Owner has contracted, or intends to contract, with Continental Design and Management Group to provide construction management services for the Melt Shop (the "CONSTRUCTION MANAGER"). Contractor shall coordinate its performance of the Work with the Construction Manager, adhere to on-site safety and other procedures adopted by the Construction Manager for Owner, its employees and Owner's contractors and provide Construction Manager with such access to and information concerning the Work and its progress as the Construction Manager reasonably requires to perform its construction management services. Copies of all notices and other materials submitted to Owner under this Agreement shall be submitted by Contractor to the Construction Manager contemporaneously.

         SECTION 3.11.     REPORTS, PLANS AND INSTRUCTION BOOKS.

                  (a) No later than the fifth day of each calendar month, commencing with the first month following Owner's Notice to Proceed, Contractor shall prepare and submit to Owner and the Financing Parties a written progress report for the prior month, in a form reasonably acceptable to Owner and the Financing Parties, which includes a description of the progress and status of the Work (including a detailed description of material problems and proposed solutions), status of Equipment and other scheduled deliveries, Subcontractors' activities, engineering and fabrication progress and upcoming scheduled activities and events. The report will include an assessment of how actual progress of the Work compares to the Project Schedule and will specify the estimated dates of remaining milestones. Photographs also shall be included documenting the fabrication progress. Each photograph shall show the date, Contractor's name and description of the view taken.

                  (b) Contractor and Owner shall meet at least once during each 30-day period at a mutually convenient time and place for the purpose of reviewing the progress of the Work.

                  (c) Contractor shall promptly inform Owner of (i) any occurrence that could reasonably be expected to impact the schedule for delivery of Equipment, (ii) any unanticipated technical problem, (iii) any Defect, and
(iv) any material changes to previously submitted information.

         SECTION 3.12. DRAWINGS, ENGINEERING DATA, OPERATING MANUAL AND OTHER MATERIALS.

                  (a) Contractor shall prepare and deliver to Owner the drawings, plans, reports and other information set forth as Contractor's responsibilities in EXHIBIT A, in accordance with the Project Schedule. Owner shall review and approve (which approval shall not be unreasonably withheld or delayed) or comment on each drawing submitted by Contractor to Owner for approval within 15 days. If Owner does not respond in 15 days, the drawing shall be deemed approved. All drawings, plans, reports and other information prepared by Contractor or any Subcontractor in connection with the Work shall be kept by Contractor in an orderly and catalogued fashion for reference by Owner. Contractor shall maintain in an electronic file format approved by Owner (which approval shall not be unreasonably withheld or delayed) and at least one (1) hard copy of each drawing, plan and Change Order in good order and marked to record all changes made to the Work during performance of the Work, including all field modifications to the Work. Prior to the Final Acceptance Date, or the earlier termination of this Agreement, Contractor shall transfer all final plans to Owner.

                  (b) Contractor shall submit all drawings to Owner, in accordance with the Project Schedule (it being agreed that all drawings generated by Contractor or any first-tier Subcontractor, and, to the extent available, other drawings, shall be provided in an electronic file format), for Owner's review and comments. Contractor shall revise the drawings from time to time to reflect changes to the Work or actual installation of the Equipment and the final installation of any individual Equipment or the Facility as a whole to provide final plans.

                  (c) Within one year following delivery of the Notice to Proceed, Contractor shall submit for Owner approval (which approval shall not be unreasonably withheld or delayed) or comments a summary of the content, format and quantity of a manual containing operating and maintenance instructions for each major component of the Work. Within 15 days, Owner shall approve or comment on the summary (Owner's reasonable comments to be incorporated by Contractor). If Owner does not respond in 15 days, the summary shall be deemed approved. In accordance with the Project Schedule and, in any case, prior to training of Owner's personnel and commissioning of the Facility, Contractor shall deliver to Owner 20 hard copies and one electronic copy of the final operating manual (the "OPERATING MANUAL").

                  (d) Prior to Final Acceptance, Contractor shall supply Owner 20 bound instruction books including reduced drawings, Equipment specifications, test and Start-Up reports, equipment manufacturers' instruction books and spare parts lists.

         SECTION 3.13. ACCOUNTING INFORMATION. During the term of this Agreement and for three (3) years after the Final Acceptance Date, Contractor will provide to taxing authorities, at Owner's or such authority's request and otherwise as required by Applicable Laws, Contractor's and each first-tier Subcontractor's billing information for the Work to support Owner's federal, state or local tax filings, exemptions or positions, including sales, use and property taxes.

         SECTION 3.14. CONTRACTOR TAXES. Contractor shall, and shall cause all Subcontractors to, pay all federal, state and local taxes in connection with the Work, including without limitation taxes (to the extent, if any, applicable) based on or related to Contractor's or Subcontractors' labor and personnel or income, and all state or local sales or use or excise taxes (to the extent, if any, applicable) in connection with the purchase of Equipment, materials or supplies which Contractor uses or consumes in connection with the Work (collectively, "CONTRACTOR TAXES").

         SECTION 3.15. CLAIMS AND LIENS FOR LABOR AND MATERIALS. Contractor shall discharge and cause to be released, whether by payment or posting of an appropriate surety bond in accordance with Applicable Law, within ten days after the creation or filing thereof, any claim or Lien relating to the Facility, this Agreement, the Equipment, the Job Site, the Melt Shop or any fixtures or personal property included in the Work (whether or not any such claim or Lien is valid or enforceable) created by, through or under, or as a result of any act or omission (or alleged act or omission) of, Contractor or any Subcontractor.

         SECTION 3.16. PRELIMINARY SERVICES. Contractor has reviewed and accepted certain preliminary equipment engineering services and drawings prepared prior to the date of this Agreement. Contractor shall not, and shall not be entitled to, raise any defect or deficiency in any of such services or drawings as a defense to or excuse of any of its obligations under the Contract Documents (including, without limitation, its warranties and guarantees contained herein), or as a basis for any Change Order.

         SECTION 3.17. GUARANTY. On the date hereof, Contractor has delivered to Owner the Guaranty.

                                   ARTICLE 4.
                          CERTAIN OBLIGATIONS OF OWNER

         SECTION 4.1. PERMITS. Owner or others shall obtain when required and maintain all Applicable Permits required for the construction, ownership, use, maintenance or operation of the Facility ("OWNER PERMITS"), provided, however, that any delay in obtaining an Owner Permit shall constitute an Owner-Caused Delay, and Contractor shall not be in breach of this Agreement because of such delay, if the requirements of Sections 14.4, 14.5 and 14.6 are met.

         SECTION 4.2. OWNER SERVICES. Owner shall supply, or arrange for the supply of, the work, labor, erection, construction, installation, services, equipment, consumables and parts indicated by a "O" under the heading "Supply" in EXHIBIT A, and all other labor, services, equipment, consumables and parts specified or implied in Owner's scope in accordance with the Project Schedule, provided that any delay by Owner in performing its obligations under the Contract Documents caused by a delay by Contractor in supplying necessary data, basic engineering or detailed engineering (to the extent indicated by a "C" under the applicable heading in EXHIBIT A) shall not constitute an Owner-Caused Delay.

         SECTION 4.3. PERSONNEL AND OPERATIONS. Owner shall provide qualified operating personnel for training by Contractor in accordance with the Project Schedule. Owner's personnel will operate the Facility during testing, under Contractor's supervision. Owner shall operate the Facility in accordance with the Operating Manual.

         SECTION 4.4. OWNER TAXES. Owner shall pay all real property taxes assessed against the Job Site, any permanent use charges or taxes such as water, sewer and construction utilities, and state and local sales and use taxes.

                                   ARTICLE 5.
                                PROJECT SCHEDULE

         SECTION 5.1. COMMENCEMENT OF WORK. Contractor shall commence the Work upon receipt of the Notice to Proceed and all payments, including the Initial Payment to Contractor, required as a part of the Notice to Proceed. The Notice to Proceed will not be effective unless and until the payments referred to in the definition thereof have been paid. If all conditions and all payments required for effectiveness of the Notice to Proceed are not met or made within 180 days after the date of this Agreement, Contractor shall have the right and option to terminate this Agreement, in which event neither Party shall have any further liability or responsibility hereunder.

         SECTION 5.2. PROJECT SCHEDULE. Contractor shall perform the Work in compliance with the Project Schedule, which (subject to extensions of the Project Schedule to which Contractor is entitled under the Contract Documents) shows the LMF commissioning and the EAF commissioning occurring at the end of the 16th month. Contractor shall promptly notify Owner of any event or circumstance that Contractor believes will adversely affect completion of the Work in accordance with the Project Schedule and the corrective action planned. Contractor shall thereafter implement such action in order to complete the Work in accordance with the Project Schedule. Contractor shall be entitled to propose a Change, in accordance with Article 6, to compensate it for any delays and costs due to events or circumstances not attributable to Contractor, and the Parties shall negotiate in good faith, and execute, a Change Order to which Contractor is entitled under the Contract Documents with respect to any such delays and costs.

                                   ARTICLE 6.
                                  CHANGE ORDERS

         SECTION 6.1.      CHANGE ORDER AT OWNER'S REQUEST.

                  (a) Additions to or deletion from or other changes in Contractor's scope of Work ("CHANGE" or "CHANGES") shall be made only in accordance with this Article 6. Owner may request Changes, by written notice to Contractor, from time to time. Contractor shall review and deliver a written response to each such notice within ten days or, if the proposed Change reasonably requires a longer response time, then within such longer time as is reasonable in the circumstances. If Contractor reasonably determines that giving effect to a requested Change will increase or decrease the Contract Price or affect the Milestone Payment Schedule or the Project Schedule, its response to the Change request shall set forth such proposed modifications, with supporting documentation. If Contractor fails to respond to Owner's request in accordance with this Section 6.1(a), Contractor shall be deemed to have accepted the requested Change without changes to the Contract Price, the Milestone Payment Schedule or the Project Schedule. If Contractor accepts, or is so deemed to accept, the Change requested by

Owner, or if Owner accepts Contractor's modification to the Contract Price, the Milestone Payment Schedule or the Project Schedule, the Parties shall set forth the Change and any such modifications in a written change order prepared by Contractor and accepted by Owner, and executed by duly authorized officer of Contractor and a duly authorized officer or representative of Owner (a "CHANGE ORDER"). Each Change Order shall constitute a final settlement of all items covered therein.

                  (b) If Owner requests changes or clarifications in the Work that, in Owner's good faith opinion, are consistent with Contractor's scope of Work and therefore do not constitute a Change, but, in Contractor's good faith opinion, Owner's request constitutes a Change, Contractor shall so advise Owner promptly, and within ten days, or within such longer period as Contractor reasonably requires, Contractor shall set forth in a Change request its good faith estimate of the change in the Contract Price, Project Schedule and Milestone Schedule resulting from Owner's request. If Owner's request would cause Contractor to incur costs less than $50,000, Contractor shall proceed with the request, under protest with all rights reserved; if Contractor would incur costs in excess of $50,000 up to $250,000, Contractor shall proceed with the request, under protest with all rights reserved, provided Owner funds an escrow account, or posts other security reasonably acceptable to Contractor, in the amount of Contractor's reasonably estimated costs in excess of $50,000; if Contractor would incur costs in excess of $50,000 and Owner has not provided such funds or security or if Contractor would incur costs in excess of $250,000, Contractor shall not be required to proceed with the request until the dispute as to whether a Change results from Owner's request has been resolved. In each case, the dispute as to whether a Change results from Owner's request will be resolved in accordance with Article 17.

                  (c) Owner may request, by written notice, a Change Order if (i) a Force Majeure Event, (ii) an Owner Caused Delay, or (iii) a Change In Law affects the Contract Price, the Milestone Payment Schedule or the Project Schedule. The Parties shall negotiate in good faith the terms of, and execute, a Change Order in such circumstances.

         SECTION 6.2.      CHANGE ORDERS REQUESTED BY CONTRACTOR.

                  (a)      Not used.

                  (b) Subject to paragraphs (c) and (d) below, Contractor may request a Change in the Work. If Owner approves the requested Change, the Parties shall negotiate in good faith, and execute, a Change Order setting forth the Change and any resulting increase or decrease in the Contract Price and/or modification of the Milestone Payment Schedule or the Project Schedule resulting therefrom.

                  (c) Contractor may propose, by written notice to Owner, Changes in the Work, the Milestone Payment Schedule or the Project Schedule if
(i) a Force Majeure Event, (ii) an Owner Caused Delay, (iii) a Change In Law or
(iv) a suspension of the Work in accordance with this Agreement increases the Contract Price or adversely affects the Milestone Payment Schedule or the Project Schedule, provided Contractor has complied with the requirements of Article 14 or 15 or Section 6.4, as applicable. In any such event, the Parties shall negotiate in good faith, and execute, a Change Order.

                  (d) If Contractor knows of circumstances or events that do or may affect the Contract Price, the Milestone Payment Schedule or the Project Schedule, but Contractor fails to provide written notice to Owner within 15 days after the date Contractor becomes aware thereof, then Contractor shall not be entitled to a Change Order with respect to such circumstances or events.

         SECTION 6.3. CHANGES TO CONTRACT PRICE; DISPUTES. A Change Order may have the effect of increasing or decreasing the Contract Price. Each Contractor response to a Change Order under Section 6.1 and each Contractor request for a Change under Section 6.2 shall be accompanied by a proposed all-inclusive final lump sum cost (separating materials and labor) to Owner. If the Parties are unable to reach an agreement on a final lump amount for a Change Order, and if Owner requests Contractor to perform such Change, then Contractor shall perform the Change and shall be compensated for its costs reasonably incurred by Contractor in its performance of Work attributable to such Change, including direct and actual labor costs, equipment costs, engineering costs, material costs and subcontract costs (provided that any subcontract executed by a first-tier Subcontractor together with all contracts executed with or between any lower tier contractor or contractors which are affiliates of Contractor shall include a cumulative mark-up and/or a cumulative fee of no more than 5%), plus a fee equal to 5% of such costs. Contractor shall provide detailed supporting documentation of such costs with the applicable Requests for Payment.

         SECTION 6.4. CHANGE IN LAW. If a Change In Law occurs and affects the Contract Price, the Milestone Payment Schedule or the Project Schedule, the Parties shall negotiate in good faith, and execute, a Change Order with respect thereto; provided, however, Contractor shall be entitled to Change Order only if:

                  (a) Contractor notifies Owner within 15 days of becoming aware of the Change in Law and uses reasonable efforts to mitigate the effect of the Change In Law;

                  (b) Contractor substantiates the delay or costs incurred by Contractor as a direct result of the Change In Law, to the reasonable satisfaction of Owner; and

                  (c) Contractor requests the Change Order within 15 days of the date it becomes aware of the Change In Law (or within such longer period as Contractor reasonably requires in the circumstances to prepare its request).

                                   ARTICLE 7.
                     CONTRACT PRICE; PAYMENTS TO CONTRACTOR

         SECTION 7.1.      CONTRACT PRICE.

                  (a) Contractor shall perform the Work on a "lump-sum" basis for a contract price of $34,365,000, as such amount may be increased or decreased by Change Order in accordance with this Agreement (the "CONTRACT PRICE"). Payments of the Contract Price shall be made based on achievement of milestones in accordance with the Milestone Payment Schedule, subject to withholding of amounts by Owner in accordance with this Agreement. The Contract Price may only be adjusted, upward or downward, for Changes or as otherwise provided in the Contract Documents.

                  (b) Upon payment of each of the Initial Payment and the First Heat Payment, Contractor shall deliver to Owner an irrevocable bank letter of credit in substantially the form attached as EXHIBIT G and issued by a financial institution acceptable to Owner and the Financing Parties, in the amount of the Initial Payment or the First Heat Payment, as applicable. Owner (or its transferee) shall be entitled to make demand under either letter of credit, in accordance with the terms thereof.

                  (c) The letter of credit delivered upon payment of the Initial Payment shall be returned by Owner upon payment of the First Heat Payment.

                  (d) The stated amount of letter of credit delivered upon payment of the First Heat Payment shall be reduced or drawn, in an aggregate amount not in excess of 3/12 of the original stated amount of such letter of credit, in accordance with Section 6.4 of EXHIBIT E. Up to 9/12 of the original stated amount of the letter of credit delivered upon payment of the First Heat Payment shall be reduced, as follows:

Amount of
Reduction*                   Event Triggering Reduction**
----------                   ----------------------------
  1/12          First 250t +/- 10t ladle of steel is tapped ("FIRST HEAT")

  3/12          Successful Productivity Acceptance Test

  3/12          Successful Index at Cost Test

  2/12          Successful Baghouse Acceptance Test

 * Fraction of original stated amount of letter of credit

** See EXHIBIT E for definitions and details

Notwithstanding the foregoing, if the Performance Test is not successfully performed in accordance with Section 10.3 or any of the other requirements for Final Acceptance are not fulfilled pursuant to Section 10.4 for reasons solely attributable to Contractor within six months after First Heat, Owner shall be entitled to draw down the full amount of the letter of credit delivered at First Heat Payment in accordance with the terms thereof and retain the proceeds as a rebate of a portion of the Purchase Price.

                  (e) Upon payment of the Initial Payment, Owner shall simultaneously deliver to Contractor its promissory note ("NOTE") in the amount of $3,000,000, in the form attached as EXHIBIT I. Contractor authorizes Owner to withhold $200,000 from each of milestone payments 1 through 7 and 9 through 16 (inclusive) made under this Agreement. Owner's obligation to repay to Contractor such withheld amounts shall be under and subject to, and shall be honored and performed, in accordance with the terms of the Note, the Note shall be unsecured, and Owner's repayment obligations shall be unconditional, irrevocable, autonomous, direct, legal and valid obligations of Owner, except that Owner shall be entitled to offset against the principal amount of the Note amounts owed by Contractor under this Agreement which are not paid when due. The Note will be issued in favor of Contractor but will be freely endorsable by Contractor without restriction. Owner shall bear the cost of any stamp taxes levied on the Note in the United States, and Contractor shall bear the cost of any stamp taxes levied on the Note in any other jurisdiction.

         SECTION 7.2.      REQUESTS FOR PAYMENT.

                  (a) Contractor shall submit to Owner a Request for Payment within five days of the beginning of each month for the milestone achieved in the previous month. Each Request for Payment shall describe the milestone achieved according to the Milestone Payment Schedule and the sum of all prior payments made by Owner to Contractor through the last day of the previous month. Each Request for Payment will be accompanied by (i) releases and waivers of liens from first-tier Subcontractors providing Equipment or services described in the Request for Payment, which are effective to assure release of mechanics' or materialmen's liens in accordance with Applicable Law upon payment of amounts due, and (ii) any other information that Owner or the Financing Parties may reasonably request. Each Request for Payment shall also contain Contractor's certification that (i) each obligation mentioned in that Request for Payment has been performed in accordance with the terms and conditions of the Contract Documents, all physical progress is as represented therein, Contractor has reviewed all data contained in the Request for Payment and that the same is true and complete, (ii) each such obligation, item of cost or expense has not been the basis of any previous payment, (iii) title to all Equipment and other Work for which payment is requested in such Request for Payment has passed or will at the time of such payment pass to Owner, (iv) the Equipment is free of all Subcontractor's liens for the Work invoiced in such Request for Payment and all previous Requests for Payment, and (v) upon receipt of the amount invoiced, Contractor shall confirm in writing its waiver of its right to a lien for any Work furnished or performed (provided that such confirmation shall not be deemed to be a waiver by Contractor of any claims it may then have against Owner hereunder). Subject to Section 7.2(b), and provided Contractor submitted its Request for Payment within five days of the beginning of the month, within a maximum of 30 days after receipt of a Request for Payment and supporting documentation, Owner shall make payment to Contractor in the amount set forth for the milestone achieved in the previous month in the Milestone Payment Schedule, subject to its rights explicitly set forth herein to withhold amounts from such payment.

                  (b) Owner shall not be obligated to make any payment for partially completed milestones, or to make payment in any month that Contractor fails to provide a Request for Payment. Owner shall not be obligated to make more than one payment during each month, but such payment shall include payment of prior disputed payments that were withheld with respect to which all disputes have been resolved. Owner may withhold any amount that it reasonably disputes, by giving written notice to Contractor. Any disputed amount that is withheld shall be paid upon resolution of the dispute. Any amount owed by Owner but not paid when due shall bear interest at an annual rate of 5% from the date due to the date of payment.

         SECTION 7.3.      GENERAL PROVISIONS PAYMENTS.

                  (a) Contractor shall continue performance of the Work pending the resolution of any disputed Request(s) for Payment or portion(s) thereof. A pending dispute with respect to a Request for Payment shall not alone relieve Owner of its obligation to make subsequent undisputed milestone payments for milestones achieved in accordance with this Agreement or payments of other undisputed amounts (if any) due and owing by Owner hereunder.

                  (b) The making of any payment by Owner shall not constitute an acceptance of the Work covered by the payment. If it is determined that Contractor was not entitled to all or a portion of any payment made by Owner, Contractor shall promptly refund the excess amount with interest at an annual rate of 5% from the date that Contractor received the excess amount to the date of refund.

                  (c) Notwithstanding any other provision herein to the contrary, (i) during the continuation of a Contractor Event of Default under
Section 15.1(c) or (d), Owner shall be entitled to withhold from payments to Contractor an amount equal to 120% of Owner's reasonable good faith estimate of the cost that Owner would incur in order to cure such Contractor Event of Default, and (ii) Owner shall have no obligation to make payments to Contractor hereunder during the continuation of any other Contractor Event of Default unless, and only to the extent, the Financing Parties permit Owner to draw on financing proceeds to make payments owed by Owner hereunder. Owner shall also be entitled to deduct from any payment provided by Contractor its costs and losses resulting from (i) Defects or other warranty breaches, (ii) Liens or claims subject to Contractor's indemnities hereunder with respect to which Contractor has not delivered a bond or insurance policy protecting Owner against the full amount of the Liens or claims (provided that the delivery of a bond or policy shall not be deemed to be a waiver of any rights Contractor has to make a claim to for amounts withheld), (iii) failure of Contractor to make payments when due to Subcontractors, or (iv) damage to property of Owner or Owner's other contractors resulting from acts, omissions or negligence of Contractor or any of its Subcontractors (except to the extent Owner has received, or has received assurances from any insurer that Owner is entitled to receive, insurance proceeds in respect of such damage).

                  (d) Contractor shall pay each Subcontractor all amounts owed in connection with the Work, on or before applicable due dates.

         SECTION 7.4. LIENS. Within ten days of receiving notice of any Lien made, filed or created against Owner, the Work, the Facility, the Melt Shop or the Job Site by Contractor or a Subcontractor, Contractor shall discharge such Lien (or deliver a bond protecting Owner against the full amount of the Lien). Contractor shall indemnify, defend and hold harmless Owner from and against any Lien against the property of Owner. Owner shall withhold from any payment owed to Contractor or demand payment from Contractor of (and in the case of a demand for payment, if Contractor fails to pay, Owner may draw on any letter of credit provided by Contractor), an amount sufficient to indemnify Owner against any such claim or Lien if the claim or Lien is not fully discharged (or fully bonded around). Owner may apply such withheld or drawn amounts or payments to discharge such Lien (if not fully bonded around).

         SECTION 7.5.      FINANCING.

                  (a) Contractor acknowledges that Owner intends to borrow funds from Financing Parties for the construction of the Facility and that, as a condition to making loans to Owner, the Financing Parties may require documentation from Contractor and Subcontractors. Contractor agrees to furnish to the Financing Parties, and to use its best efforts to cause the Subcontractors to furnish to the Financing Parties, such written information, certificates, copies of invoices and receipts, lien waivers, affidavits and other documents as the Contract Documents require.

                  (b) Contractor shall promptly negotiate in good faith, and execute, any additional documentation reasonably requested by the Financing Parties, including a consent to assignment of this Agreement as security to the Financing Parties, on terms and conditions reasonably acceptable to Contractor, including Section 18.1 hereof.

                  (c) Owner anticipates that the Financing Parties will retain an independent technical consultant whose duties will include, among others, verifying that conditions required to draw funds to make payments under this Agreement have been satisfied, reviewing progress reports prepared by Contractor and monitoring progress of the Work, witnessing tests and verifying test results, verifying completion of the Work and visiting with Contractor and Owner's other contractors. Contractor agrees to cooperate with the independent technical consultant, and to provide information and access reasonably requested by the independent technical consultant.

                  (d) Once the technical consultant has verified that conditions to Owner's draw of funds to make a payment requested in a Request for Payment have been satisfied, Owner shall request, with the technical consultant's approval, that the Financing Parties make the payment in accordance with the Request for Payment, net of any amounts permitted to be withheld in accordance with the Contract Documents, to such bank account as Contractor shall have designated to the Financing Parties. Contractor acknowledges that any payment so made shall constitute payment by Owner hereunder.

                                   ARTICLE 8.
                       TITLE, RISK OF LOSS AND POSSESSION

         SECTION 8.1. CLEAR TITLE. Contractor warrants and guarantees that title to and the ownership of the Work, including without limitation all materials and Equipment, included in the Work, shall pass to Owner free and clear of any and all Liens, upon delivery thereof and payment to Contractor for such items. The provisions of this Section 8.1 shall survive the expiration or termination of this Agreement.

         SECTION 8.2. RISK OF LOSS. Notwithstanding a transfer of title pursuant to Section 8.1, Contractor assumes the risk of loss for any portion of the Work until delivery F.O.B. the Job Site/D.D.P. (Incoterms), and all risk of loss shall shift to Owner upon such delivery. If any loss, damage, theft or destruction occurs to the Work for which Contractor has the risk of loss, Contractor shall promptly repair or replace the property affected thereby and, if Contractor fails to do so, Owner shall be entitled to draw on any letter of credit provided by Contractor by delivering to Contractor notice of its intention to draw on the letter of credit within two business days, stating details of Owner's calculation of the estimated cost of repair or replacement; otherwise, any loss, damage, theft or destruction is for Owner's account.

                                   ARTICLE 9.
                                    INSURANCE

         SECTION 9.1. CONTRACTOR INSURANCE. Contractor (or its first-tier Subcontractors referred to Section 18.1) shall carry and maintain the following minimum insurance coverages with respect to the Facility and Contractor's (and first-tier Subcontractors') performance of the Work. All insurance carriers shall be reasonably acceptable to Owner and the Financing Parties:

During a period no longer than eight weeks following the effective date of the Notice to Proceed, the following minimum coverages shall be maintained by the first-tier Subcontractors:

                                     TABLE A

Type of Coverages                            Minimum Amount of Coverage

Workers' Compensation that                   Statutory
complies with the laws of all
jurisdictions as may be applicable

Employer's Liability Insurance,              $1,000,000
including Occupational Disease

Product Liability                            $6,000,000 each occurrence,
                                             $7,000,000 aggregate per year

Third-Party Liability                        $6,000,000 each occurrence,
                                             $7,000,000 aggregate per year

E&O                                          $1,000,000 per occurrence and
                                             aggregate

During the period commencing no later than the eighth week following the effective date of the Notice to Proceed and throughout the remaining period of performance of the Work the following minimum coverages shall be maintained by Contractor or by the first-tier Subcontractors (in which case Contractor will be named as an Additional Insured on the policies maintained by the first-tier Subcontractors (other than the Workers' Compensation, Employer's Liability and E&O policies):

                                     TABLE B

Type of Coverages                            Minimum Amount of Coverage

Workers' Compensation that                   Statutory
complies with the laws of all
jurisdictions as may be applicable

Employer's Liability Insurance,              $1,000,000
including Occupational Disease

Comprehensive General Liability ("CGL")      $2,000,000 Each Occurrence;
insurance, occurrence form, for all          $6,000,000 General Aggregate
locations, including but not limited to      (Other than Products/Completed
coverage for products/completed operations   Ops.)
two years tail (coverage); broad form        $2,000,000 Aggregate for Products/
contractual liability covering all           Completed Operations
liabilities assumed by Contractor,
property damages and bodily injury

Professional Liability coverage              This policy will be maintained by
will be on a claims-made basis               first-tier Subcontractors
with two tail cover

E&O                                          This policy will be maintained by
                                             first-tier Subcontractors

                                             $1,000,000 Each Occurrence/Annual
                                             Aggregate

Comprehensive Automobile Liability,          $2,000,000 Combined Single Limit
on an occurrence basis, including
coverage for all owned, leased,
hired or non-owned automotive
equipment

Umbrella Excess Liability                    $8,000,000 Each Occurrence/
                                             Aggregate

The CGL insurance listed above shall contain an aggregate limit at least two times the per occurrence limit and the sum of the per occurrence limit for CGL plus Umbrella Excess Liability limit shall be at least $10,000,000.

If the coverages listed in Table B are maintained by the first-tier Subcontractors and not by Contractor, the coverage limits will apply to coverages maintained by Guarantor, and the coverage limits applicable to coverages maintained by Core Furnace Systems Corp. shall instead be the limits set forth in Table A.

         SECTION 9.2. OWNER'S INSURANCE. During the period of Contractor's performance of the Work, Owner shall carry and maintain the following minimum insurance coverages with respect to the Facility. All insurance carriers shall be reasonably acceptable to Contractor.

Type of Coverages                           Minimum Amount of Coverage

Workers' Compensation that complies         Statutory
with the laws of all jurisdictions
as may be applicable

Employer's Liability Insurance,             $1,000,000
including Occupational Disease

Comprehensive General Liability             $2,000,000 Each Occurrence;
insurance, occurrence form, for all         $6,000,000 General Aggregate
locations, including but not                (Other than Products/Completed Ops.)
limited to coverage for                     $2,000,000 Aggregate for Products/
products/completed operations;              Completed Operations
broad form contractual liability
covering all liabilities assumed by
Owner, property damages and bodily
injury

Comprehensive Automobile Liability,          $2,000,000 Combined Single Limit
on an occurrence basis, including
coverage for all owned, leased,
hired or non-owned automotive
equipment

Umbrella Excess Liability                    $8,000,000 Each Occurrence/
                                             Aggregate

Allrisk Property Insurance                   $250,000,000 Each Occurrence/
(including coverage for Builders             Aggregate
Risk exposures) for property damage                    except:
and business interruption to EAF
and Owner's other assets.                    $100,000,000 Each Occurrence/
Deductible is $2,500,000 per                 Aggregate Boiler & Machinery
occurrence for property damage               Coverage
(after risk of loss shifts to                $50,000,000 Each Occurrence/
Owner, Owner shall pay the                   Aggregate Earthquake and Flood
deductible) and 15 days ADV (Actual
Daily Value) for business
interruption.

         SECTION 9.3. RELATIONSHIP TO HOLD HARMLESS PROVISIONS AND WARRANTIES. Neither the carrying of any insurance coverages nor the failure to carry any insurance coverages shall change or affect a Party's warranties, hold harmless or other obligations or liabilities under this Agreement. Contractor shall be required to complete the Work and perform its other obligations hereunder, without additional payment from Owner, regardless of insurance coverages carried by Contractor.

         SECTION 9.4. ADDITIONAL INSUREDS. For the coverages specified in Table B and in Section 9.2, Owner, Contractor, the Construction Manager, the Financing Parties and the Emergency Steel Loan Guaranty Board, and their respective officers, agents and employees, shall be named as additional insureds on Owner's or Contractor's (as applicable) insurance policies required under Sections 9.1 and 9.2. Each Party shall promptly notify the other Party and the Financing Parties of any loss or damage to the Facility so that proof of loss can be made.

         SECTION 9.5. CERTIFICATE OF INSURANCE. Each of Contractor and Owner will furnish to the other Party and the Financing Parties certificates of insurance to evidence compliance with this Article 9.

         SECTION 9.6. CANCELLATION. All insurance coverage obtained by Contractor shall provide for a minimum of 30 days written notice in the event of cancellation or modification to Contractor, Owner and the Financing Parties.

         SECTION 9.7. PREMIUMS. The Parties shall be solely responsible for paying all premiums for its insurance coverages required by this Article 9.

         SECTION 9.8. SUBROGATION. With respect to the coverages specified in Table B and in Section 9.2, each Party hereby releases and will require the insurers (by policy endorsement) to waive all rights of subrogation against, officers, directors, agents, servants and employees of the other Party and the Financing Parties for loss covered by the policies of insurance required by this
Article 9.

         SECTION 9.9. SUBCONTRACTOR'S INSURANCE. Before permitting any first-tier Subcontractor to perform Work, Contractor shall obtain a certificate of insurance evidencing that such Subcontractor has obtained insurance in such amounts and against such risks as is customarily carried by Persons engaged in similar businesses in the same geographic area.

         SECTION 9.10. RIGHT TO INSURE. If Contractor fails to provide or maintain any of the insurance coverages required under this Article 9, Owner shall have the right to provide or maintain such coverage at Contractor's expense, either by direct charge or setoff or by draw on any letter of credit provided by Contractor.

         SECTION 9.11. INSURED VS. INSURED. For all policies (other than worker's compensation coverage) any insured versus insured exclusion will be removed.

                                   ARTICLE 10.
                         TESTING, SUBSTANTIAL COMPLETION
                              AND FINAL ACCEPTANCE

         SECTION 10.1.     TESTING PROTOCOLS.

                  (a) Contractor shall submit to Owner for review and approval (which approval shall not be unreasonably withheld or delayed) a proposed Cold Test Protocol at least 30 days prior to the expected date of the Cold Test. Owner shall approve or comment on the Cold Test Protocol within ten days. Owner's reasonable comments shall be incorporated in the final Cold Test Protocol, and the Cold Test shall be performed in accordance with the final Cold Test Protocol.

                  (b) Contractor shall submit to Owner for review and approval (which approval shall not be unreasonably withheld or delayed) a proposed Start-Up and Hot Test Protocol at least 120 days prior to the expected date of the Cold Test. Owner shall approve or comment on the Start-Up and Hot Test Protocol within ten days. Owner's reasonable comments shall be incorporated in the final Start-Up and Hot Test Protocol, and Start-Up and the Hot Test shall be performed in accordance with the final Start-Up and Hot Test Protocol.

                  (c) Contractor shall submit to Owner for review and approval a proposed Performance Test Protocol that is consistent with the parameters, procedures, calculations and performance levels set forth in EXHIBIT E within one year following delivery of the Notice to Proceed. Owner shall approve (which approval shall not be unreasonably withheld or delayed) or comment on the Performance Test Protocol within 30 days. Owner's reasonable comments shall be incorporated in the final Performance Test Protocol, and all Performance Tests shall be performed in accordance with the final Performance Test Protocol.

                  (d) Contractor acknowledges that Owner's approval or comments on any proposed protocol may be given only with the approval and consent of the Financing Parties, but such approval shall not be unreasonably withheld or delayed.

         SECTION 10.2.     COLD TEST, START-UP AND HOT TEST.

                  (a) When all requirements and conditions set forth in the Cold Test Protocol are achieved, the Cold Test shall be conducted by Owner's personnel under Contractor's supervision. If the Cold Test is successfully performed in accordance with the Cold Test Protocol, and items of Work, if any, remaining to be completed, alone or in the aggregate, (i) do not prevent the Facility from being used as described in EXHIBIT A, and (ii) do not prevent the Facility from being safely and reliably placed in commercial operation, and
(iii) could not have an adverse effect on the operation, efficiency or reliability of the Facility, Owner shall promptly issue a certificate to such effect (the "PROVISIONAL ACCEPTANCE CERTIFICATE") together with a list (the "PUNCH LIST") of Work items remaining to be completed, if any. If the Cold Test is unsuccessful, Contractor shall act promptly to correct all Defects, Owner shall act promptly to correct all other defects, and thereafter the Cold Test will be rerun. If the Cold Test has not been performed or has not been successfully performed, for reasons not attributable to Contractor, within nine months after the date of the last delivery to the Job Site of any substantial part of the Equipment, the Provisional Acceptance Certificate shall be deemed to have been issued.

                  (b) Within two days following issuance (or deemed issuance) of the Provisional Acceptance Certificate, Owner's personnel, acting under Contractor's supervision, will Start-Up the Facility in accordance with the Start-Up and Hot Test Protocol. If Start-Up has not occurred for reasons not attributable to Contractor within eleven months after the last delivery to the Job Site of any substantial part of the Equipment, Start-Up shall be deemed to have been successfully achieved.

                  (c) Within 15 days following First Heat, when all requirements and conditions for conducting the Hot Test, as set forth in the Start-Up and Hot Test Protocol, are achieved, the Hot Test shall be conducted by Owner's personnel under Contractor's supervision. If the Hot Test is unsuccessful, Contractor shall act promptly to correct all Defects, Owner shall act promptly to correct all other defects, and thereafter the Hot Test will be rerun. If the Hot Test has not been performed or has not been performed successfully, for reasons not attributable to Contractor, within eleven months after the last delivery to the Job Site of any substantial part of the Equipment, the Hot Test shall be deemed to have been successfully completed.

                  (d) Notwithstanding the foregoing, the nine, eleven and eleven month time periods stated in subsections (a), (b) and (c), respectively, may be extended at Owner's request by Change Order, provided that Contractor is compensated by such Change Order for the time value of money to the extent such milestone payments are delayed as a result of the extension(s) of such period(s), in addition to any increase in the Contract Price and/or modification of the Milestone Payment Schedule or the Project Schedule resulting from such Change.

         SECTION 10.3.     PERFORMANCE TESTS.

                  (a) When (i) the Facility is sufficiently complete so that all systems are capable of safe and normal operation in accordance with Prudent Engineering Practices, the Contract Documents and the Operating Manual,
(ii) the Cold Test, Start-Up and the Hot Test have been successfully performed or achieved, (iii) Owner's personnel have been duly trained and are sufficiently experienced in the operation of the Facility and (iv) the preconditions for performance testing set forth in the Performance Test Protocol have been achieved, Contractor and Owner shall schedule a test period of ten consecutive days of operation at "full production" (24 hours per day). At the end of this period, two sets of ten consecutive heats will be chosen from among the heats produced during the period. Each parameter specified in the Performance Test Protocol set forth in EXHIBIT E will be measured for each of the selected heats. The maximum and minimum of the measured values will be discarded and the average of the remaining heats will constitute the basis for calculating the values of the Index at Cost Test (the "PERFORMANCE TEST").

                  (b) The Parties anticipate that the Performance Test will be performed within six months following Start-Up. The Performance Test will be successfully completed only when all of the following occur: (i) First Heat is achieved, (ii) the Productivity Acceptance Test is successfully performed, or the Productivity Acceptance Test results demonstrate production capacity of at least 95% of the level of productivity required for successful performance of the Productivity Acceptance Test, as specified in Section 6.2 of EXHIBIT E, and Owner has received proceeds of a draw on the letter of credit delivered at First Heat Payment in an amount equal to 3% of the Contract Price ("COMPLETED PRODUCTIVITY ACCEPTANCE TEST"), (iii) the Index at Cost is equal to or less than the values specified in Section 6.3 of Exhibit E, or the Index at Cost exceeds the values specified in Section 6.3 of EXHIBIT E by no more than 5% and Owner has received proceeds of a draw on the letter of credit delivered at First Heat Payment in an amount equal to 3% of the Contract Price ("COMPLETED INDEX AT COST TEST"), and (iv) the Baghouse Acceptance Test is successfully performed ("COMPLETED BAGHOUSE TEST"). The Performance Test will be conducted by Owner's personnel under Contractor's supervision, and Contractor shall have access to the Facility at all times during the Performance Test in order to take measurements and supervise ordinary course adjustments to the Facility. The log of test results will be approved in writing by each of Contractor and Owner at each tapping time. If the Performance Test is unsuccessful, Contractor shall act promptly to correct all Defects, Owner shall act promptly to correct all other defects, and thereafter the Performance Test will be rerun (or partially rerun, as necessary).

                  (c) If the preconditions for performance of the Performance Tests are not achieved during the six-month period following Start-Up due to any Owner's breach of its obligations hereunder, the Performance Tests will be deemed to have been passed. If the Performance Test has not been performed or has not been successfully performed, for reasons not attributable to Contractor, within 11 months after the last delivery to the Job Site of any substantial part of the Equipment, then, at Owner's request, (i) the Performance Test shall be run or rerun (or partially rerun, as necessary) until it is successfully performed (when all requirements and conditions set forth in this Section 10.3 are achieved), (ii) Contractor shall be compensated by Change Order for the time value of money to the extent milestone payments are delayed as a result of the failure of the Performance Test to be performed successfully for reasons not attributable to Contractor, in addition to any increase in the Contract Price and/or modification of the Milestone Payment Schedule or the Project Schedule resulting from such failure, and (iii) Owner shall return to Contractor the letter of credit delivered at the time of the Initial Payment (and Contractor shall be required to deliver the second letter of credit only when the First Heat Payment is made in accordance with this Agreement).

         SECTION 10.4. FINAL ACCEPTANCE. When Contractor believes that the Performance Test has been completed successfully, as described in Section 10.3(b) and the other requirements of Final Acceptance have been satisfied, Contractor shall notify Owner and the Financing Parties in writing, and shall provide a copy of the log of test results and all calculations necessary to demonstrate that each element of the Performance Test was completed successfully. Within ten days, Owner shall deliver a certificate stating that Final Acceptance has occurred (the "FINAL ACCEPTANCE CERTIFICATE"), or a notice describing any Defects and deficiencies noted. Contractor promptly shall correct all Defects, Owner shall promptly correct all other defects and the Performance Test will be rerun (or partially rerun, as necessary), subject to Contractor's rights under Sections 6.2 and 6.3 with respect to any Owner-Caused Delay.

                                   ARTICLE 11.
                       SCHEDULE AND PERFORMANCE GUARANTEES

         SECTION 11.1. SCHEDULE GUARANTEE. The Milestone Payment Schedule contains seven milestones (numbers 10, 11, 12, 13, 14, 15 and 16) comprising delivery of five key equipment lots ("EQUIPMENT LOTS") and the commissioning of the Baghouse, LMF, Consteel conveyor and EAF. Contractor guarantees that each Equipment Lot will be delivered F.O.B. the Job Site/D.D.P. (Incoterms) no later than the applicable delivery date in the Milestone Payment Schedule (as such date may be extended in accordance with the Contract Documents) so that First Heat occurs within 16 months (as such date may be extended in accordance with the Contract Documents) of the effective date of the Notice to Proceed.

         SECTION 11.2.     SCHEDULE LIQUIDATED DAMAGES.

                  (a) If any Equipment Lot is not delivered F.O.B. the Job Site/D.D.P. (Incoterms) by the delivery date specified in the Milestone Payment Schedule (as such date may be extended in accordance with the Contract Documents) and as a result First Heat does not occur within 16 months (as such date may be extended in accordance with the Contract Documents) of the effective date of the Notice to Proceed, Contractor shall pay to Owner, as liquidated and agreed damages and not as a penalty, an amount ("SCHEDULE LIQUIDATED DAMAGES") for each week of delay in achieving First Heat resulting from the late delivery of Equipment Lots, as follows:

Delayed time
  (weeks)            Liquidated Damages to be Paid
------------         -----------------------------
   First               None

    2-3                $50,000 per week delayed

    4-5                $50,000 per week delayed

Notwithstanding the foregoing, Contractor's aggregate liability for Schedule Liquidated Damages shall be limited to 5% of the First Heat Payment. (A delay of four days or more is deemed to be a week's delay.) It is further agreed that if First Heat does not occur within such 16-month period (as extended in accordance with the Contract Documents) for reasons other than late deliveries of Equipment Lots, Contractor will not be required to pay Schedule Liquidated Damages.

                  (b) It is understood and agreed between the Parties that the terms, conditions and amounts fixed pursuant to this Article 11 as liquidated damages are reasonable, considering the damages that Owner would sustain if Equipment Lot deliveries occur after applicable delivery dates, and the difficulty of ascertaining the exact amount of damages that would be sustained as a result of delay. Receipt of such liquidated damages shall be Owner's sole and exclusive remedy for damages incurred due to late deliveries of Equipment Lots that result in a delay in achieving First Heat, but payment of such liquidated damages shall not relieve Contractor of obligations to deliver the Equipment to the Job Site or to perform its other obligations hereunder.

         SECTION 11.3. PAYMENT OF LIQUIDATED DAMAGES. Schedule Liquidated Damages shall be payable by Contractor upon demand. Any amount not paid when due shall accrue interest from the due date until the date paid at an annual rate of 5%.

         SECTION 11.4. SCHEDULE BONUS. If any Equipment Lot is delivered F.O.B. the Job Site prior to the delivery date specified in the Milestone Payment Schedule (as such date may be extended in accordance with the Contract Documents) as necessary to commission the EAF within the 16-month period (as such period may be extended in accordance with the Contract Documents) following the effective date of the Notice to Proceed, and early delivery of the Equipment Lot positively affects the achievement of First Heat earlier than 16 months (as such date may be extended in accordance with the Contract Documents) after the effective date of the Notice of Proceed, Contractor shall have an opportunity to earn a bonus (the "SCHEDULE BONUS") for each week of early delivery, as follows:

Anticipated time
    (weeks)                  Bonus to be Paid to Supplier
----------------          ----------------------------------
     First                None

      2-3                 $25,000 per week of early delivery

      4-5                 $25,000 per week of early delivery

   6 and over             $25,000 per week of early delivery

Notwithstanding the foregoing, the aggregate Schedule Bonus that may be earned by Contractor shall not exceed 5% of the First Heat Payment. (Early delivery by four to seven days is deemed to be early delivery by a week.) Any Schedule Bonus shall be payable within 30 days following First Heat, except that if Owner is not then permitted to draw proceeds under its financing to pay the Schedule Bonus, the Schedule Bonus shall be payable when Owner is permitted to draw proceeds of its financing for such purpose. It is agreed, however, that if First Heat is achieved earlier than scheduled due to the effects of Change Orders or actions taken by or at the direction of Owner, Contractor shall not earn any Schedule Bonus.

         SECTION 11.5. REBATE OF SCHEDULE LIQUIDATED DAMAGES. If (a) as a result of late delivery of one or more Equipment Lots Start-Up occurs after the 16th month (as such period may be extended in accordance with the Contract Documents) following delivery of the Notice to Proceed, and (b) during the six-month period following Start-Up the Facility achieves 1630 heats, Owner promptly shall rebate to Contractor all Schedule Liquidated Damages paid by Contractor.

         SECTION 11.6. REBATE OF SCHEDULE BONUS. If (a) Start-Up occurs prior to the 16th month (as such period may be extended in accordance with the Contract Documents) following the effective date of the Notice to Proceed, and
(b) during the sixth-month period following the date which is 16 months (as such date may be extended in accordance with the Contract Documents) from the date of the effective date of the Notice to Proceed, the Facility fails to achieve 1630 heats, Contractor promptly shall refund all Schedule Bonuses to Owner or Owner may draw such amount under any letter of credit provided by Contractor.

         SECTION 11.7. OTHER LIMITATIONS. If the Productivity Acceptance Test, Index at Cost Test or Baghouse Test is not performed or is not performed successfully, in accordance with the Contract Documents within six months from First Heat, for reasons solely attributable to Contractor, Owner shall be entitled to draw on the letter of credit delivered upon First Heat Payment in the following amounts: (i) failure to perform or perform successfully the Productivity Acceptance Test: 3% of the Contract Price; (ii) failure to perform or perform successfully the Index at Cost Test: 3% of the Contract Price; and
(iii) failure to perform or perform successfully the Baghouse Test: 2% of the Contract Price. If Contractor performs a Productivity Acceptance Test during which the demonstrated production capacity exceeds 95% of the productivity level specified in Section 6.2 of EXHIBIT E, Owner's right to draw on the letter of credit shall be Owner's sole and exclusive remedy with respect to shortfall in tested productivity. If Contractor performs an Index at Cost Test that demonstrates an Index at Cost no greater than 105% of the values specified in
Section 6.3 of EXHIBIT E, Owner's right to draw on the letter of credit shall be Owner's sole and exclusive remedy with respect to the excess tested Index at Cost. In no event shall Contractor be relieved of its obligations to perform a Completed Productivity Acceptance Test, a Completed Index at Cost Test and a Completed Baghouse Test (each as defined in Section 10.3(b)), and to achieve Final Acceptance. The limitations contained in this Section 11.7 shall not limit Owner's rights to terminate the Contract Documents upon a Contractor Event of Default under Section 15.1(i).

                                   ARTICLE 12.
                             CONTRACTOR'S WARRANTIES

         SECTION 12.1.     WARRANTIES.

                  (a) Contractor warrants to Owner that all Equipment and materials furnished under this Agreement by Contractor shall be new and of good quality and shall be free from Defects.

                  (b) Contractor warrants to Owner that the Work shall be performed in a good and workmanlike manner and shall be free from Defects, and that the Facility, if assembled and installed by Owner or others strictly in accordance with Contractor's design, drawings and specifications, will (i) conform to and be designed, engineered and fabricated in accordance with the approved drawings and the terms of the Contract Documents, and (ii) conform with, and be designed and engineered according to, the standards and codes listed in EXHIBIT D and, to the extent not conflicting with such standards and codes, Prudent Engineering Practices.

                  (c) Contractor shall remedy any Defects in the Work and any other failure to meet its warranties in this Section 12.1 which appear within a period of one year following the date of Start-Up (as extended in accordance with the next sentence, the "WARRANTY PERIOD"). If Owner notifies Contractor of a Defect or other warranty breach within the Warranty Period, Contractor, at Contractor's expense, shall perform all Work necessary to remedy the Defect or other warranty breach and the repair or replacement work performed by Contractor to accomplish that purpose shall be subject to an additional one-year warranty from the date that the repair or replacement is completed. If as a result of any Defects in the EAF transformer or the LMF transformer, such transformer is required to be removed from the Job Site, Contractor shall bear all costs incurred to remove, transport and reinstall the transformer.

                  (d) THE WARRANTIES OF CONTRACTOR SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED (INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL WARRANTIES ARISING FROM COURSE OF DEALING AND USAGE OF TRADE). The foregoing sentence is not intended to disclaim any other obligations of Contractor set forth herein.

         SECTION 12.2. OWNER REPAIR OF NONCONFORMING WORK. If during the Warranty Period Contractor fails to complete or undertake with due diligence to complete the correction of any Defect or cure of any other breach of warranty as required herein within 30 days after receipt of written notice by Owner, Owner may correct or cause to be corrected such Defect or cure such breach of warranty. Contractor shall reimburse Owner on demand for, or, if Contractor fails to reimburse Owner following demand, Owner may draw on any letter of credit provided by Contractor in the amount of, all costs, charges and expenses incurred by Owner in connection therewith. Any amount not paid when due shall accrue interest at an annual rate of 5% from the date due until the date paid.

         SECTION 12.3. SUBCONTRACTORS. Contractor shall, for the protection of Contractor and Owner, obtain from Subcontractors such guarantees and warranties with respect to Work performed and Equipment supplied, used and installed hereunder as are reasonably obtainable. Upon the expiration of the Warranty Period, or earlier termination of this Agreement, Contractor shall deliver to Owner copies of all contracts providing for such guarantees and warranties.

                                   ARTICLE 13.
                         REPRESENTATIONS AND WARRANTIES

         SECTION 13.1.     REPRESENTATIONS AND WARRANTIES.

                  (a) Contractor represents and warrants to Owner that (i) Contractor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio and, prior to the Notice to Proceed effective date, will be duly authorized and qualified to conduct business in the State of Ohio, (ii) Contractor has all requisite corporate power and authority to conduct its business, own its properties and execute and deliver this Agreement and perform its obligations hereunder in accordance with the terms hereof, (iii) the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action and this Agreement constitutes the legal, valid and binding obligation of Contractor, enforceable against Contractor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement thereof is sought in a proceeding at law or in equity), and (iv) Contractor is, or prior to the time required by Applicable Law will be, the holder of all governmental consents, licenses, permissions and other authorizations required to perform the Work in accordance with this Agreement.

                  (b) Owner represents and warrants to Contractor that (i) Owner is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, (ii) Owner has all requisite corporate power and authority to conduct its business, own its properties and execute and deliver this Agreement and perform its obligations hereunder in accordance with the terms hereof, and (iii) the execution, delivery, and performance of this

Agreement have been duly authorized by all requisite corporate action and this Agreement constitutes the legal, valid and binding obligation of Owner, enforceable against Owner in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement thereof is sought in a proceeding at law or in equity).

                                   ARTICLE 14.
                      FORCE MAJEURE AND OWNER CAUSED DELAY

         SECTION 14.1. DEFINITION OF FORCE MAJEURE EVENT. As used herein, the term "FORCE MAJEURE EVENT" shall mean any event or circumstance (or combination of events or circumstances), that arises after the date hereof, is beyond the reasonable control of the Party claiming the Force Majeure Event, is unavoidable or could not be prevented or overcome by the reasonable efforts and due diligence of the Party claiming the Force Majeure Event and has an impact which will actually and demonstrably affect such Party's ability to perform its obligations in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, events that may give rise to a Force Majeure Event include acts of God, natural disasters, fires, earthquakes, explosions, lightning, floods, storms of an unusual duration, nature or severity in the geographic area, insurrections, civil disturbances, riots, war, the action of or failure to act on the part of any Government Authority, and strikes, lockouts or other labor disputes with respect to the labor or personnel of the Party (or the Subcontractors or, in the case of Owner, its other contractors and subcontractors) desiring to claim a Force Majeure Event (provided that in no event shall a Change Order executed as a result of any strike, lockout or other labor dispute increase the Contract Price).

         SECTION 14.2. NOTICE OF FORCE MAJEURE EVENT. The Party claiming a Force Majeure Event shall, within 15 days after it actually knows of the occurrence of the Force Majeure Event, give the other Party written notice describing, to the extent then known by the Party, the details of the cause and nature of the Force Majeure Event, the anticipated length of delay due to the Force Majeure Event and any other effect on the Party's performance of its obligations hereunder. The Party claiming the Force Majeure Event shall give prompt notice to the other Party of the cessation of the Force Majeure Event and the cessation of the effects of such Force Majeure Event on the performance by it of its obligations under this Agreement. No Force Majeure Event shall relieve either Party from performing its obligations that are not affected by the Force Majeure Event.

         SECTION 14.3. CHANGE DUE TO FORCE MAJEURE EVENT. So long as the conditions set forth in Section 14.2 and this Section 14.3 are satisfied, neither Party shall be in breach of this Agreement because of any failure or delay in complying with its obligations under this Agreement to the extent that such failure has been caused, or contributed to, by one or more Force Majeure Events or its effects, and in such event:

                  (a) except as otherwise provided herein, the performance by the Party claiming the Force Majeure Event of its obligations hereunder shall be suspended, and if such

Party is required to start or complete an action during a specific period of time, such start date or period for completion shall be extended, on the condition that: (i) such suspension of performance and extension of time shall be of no greater scope and of no longer duration than is required by the effects of the Force Majeure Event, (ii) the Party claiming the Force Majeure Event complies with Section 14.2, and (iii) the Party claiming the Force Majeure Event uses its reasonable efforts to alleviate and mitigate the cause and effect of the Force Majeure Event and remedy its inability to perform (provided that Contractor shall be entitled to a Change Order for any such additional costs reasonably incurred by Contractor, in accordance with Article 6);

                  (b) Notwithstanding the occurrence of a Force Majeure Event, the provisions of this Article 14 shall not excuse the payment obligations hereunder of either Party; and

                  (c) A Party's failure to comply with this Section 14.3 shall constitute a waiver of any claims as a result of a Force Majeure Event.

         SECTION 14.4. DEFINITION OF OWNER CAUSED DELAY. The term "OWNER CAUSED DELAY" shall mean a delay that actually and adversely affects Contractor's ability to achieve a milestone in accordance with the Milestone Payment Schedule and the Project Schedule that is caused by Owner's failure to perform, or cause its third party contractors to perform, its obligations as and when required pursuant to the terms of this Agreement for reasons other than the occurrence of a Force Majeure Event or a Contractor Event of Default or other act or omission of Contractor or a Subcontractor.

         SECTION 14.5. NOTICE OF OWNER CAUSED DELAY. If Contractor desires to claim an Owner Caused Delay, Contractor shall, within 15 days after it knows of the occurrence of the Owner Caused Delay, give Owner written notice describing the details of the Owner Caused Delay and the anticipated length of delay due to Owner Caused Delay.

         SECTION 14.6. CHANGE DUE TO OWNER CAUSED DELAY. So long as the conditions set forth in Section 14.5 and this Section 14.6 are satisfied, Contractor shall not be in breach of this Agreement because of any delay in achieving a milestone to the extent caused by one or more Owner Caused Delays, and in such event, the Milestone Payment Schedule and the Project Schedule shall be extended, on the condition that such extension of time shall be of no longer duration than is required by the effects of Owner Caused Delay, and the Contract Price shall be increased to the extent Contractor's cost of performing the Work is increased by the Owner Caused Delay. Contractor's failure to comply with
Section 14.5 or this Section 14.6 shall constitute a waiver of all claims for an extension of time as a result of an Owner Caused Delay.

                                   ARTICLE 15.
                                   TERMINATION

         SECTION 15.1. CONTRACTOR EVENTS OF DEFAULT. The occurrence and continuation of any of the following events shall constitute an event of default by Contractor (each, a "CONTRACTOR EVENT OF DEFAULT"):

                  (a) (i) the failure of Contractor to achieve, for reasons solely attributable to Contractor, First Heat within 16 months (as such date may be extended in accordance with the Contract Documents) following the effective date of the Notice to Proceed, (ii) the lapse of a period of time thereafter during which Contractor is obligated to pay Schedule Liquidated Damages in an aggregate amount equal to 5% of the First Heat Payment (if in connection with the delayed First Heat Schedule Liquidated Damages are payable) and (iii) the lapse of all Change Orders executed by the Parties to extend the date for achievement of First Heat;

                  (b) the failure by Contractor to make any payment required to be made under this Agreement within ten days after the due date, except where such payment is disputed by Contractor in good faith, or to deliver any letter of credit when required under this Agreement;

                  (c) the material breach by Contractor of any representation or warranty contained herein, unless the events or circumstances causing any representation and warranty to be untrue or incomplete are remedied within 30 days following Contractor's knowledge thereof;

                  (d) the material breach by Contractor of any obligation, covenant or agreement in this Agreement that is not otherwise addressed in this
Section 15.1 and that continues 30 days or more after notice thereof from Owner, or if such breach is susceptible of cure and Contractor is unable, despite due diligence, to complete the cure within such 30-day period, Contractor shall be afforded an additional reasonable period in which to complete the cure provided Contractor diligently pursues the cure;

                  (e) any of the following occurs: (i) Contractor or Guarantor consents to the appointment of or taking possession by, a receiver, a trustee, custodian, or liquidator of itself or of a substantial part of its assets, or fails or admits in writing its inability to pay its debts generally as they become due, or makes a general assignment for the benefit of creditors,
(ii) Contractor or Guarantor files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any applicable bankruptcy or insolvency laws or an answer admitting the material allegations of a petition filed against it in any such proceeding, or seeks relief by voluntary petition, answer or consent, under the provisions of any now existing or future bankruptcy, insolvency or other similar law providing for the liquidation, reorganization, or winding up of corporations, or providing for an agreement, composition, extension, or adjustment with its creditors, (iii) a substantial part of Contractor's or Guarantor's assets is subject to the appointment of a receiver, trustee, liquidator, or custodian by court order and such order shall remain in effect for more than 30 days, or (iv) Contractor or Guarantor is adjudged bankrupt or insolvent, has any property sequestered by court order and such order shall remain in effect for more than 30 days, or has filed against it a petition under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and such petition shall not be dismissed within 30 days of such filing, and in any such case affecting only Guarantor, Contractor fails to deliver a replacement guaranty or other security reasonably acceptable to Owner and the Financing Parties within 45 days;

                  (f) the dissolution of Contractor or Guarantor and, in the case of Guarantor, Contractor fails to deliver a replacement guaranty or other security reasonably acceptable to Owner and the Financing Parties within 45 days;

                  (g) the transfer (i) by Contractor of all or a substantial portion of the rights or obligations of Contractor hereunder, except as permitted herein, or (ii) by Contractor or Guarantor of all or substantially all of its assets and, in the case of Guarantor, Contractor fails to deliver a replacement guaranty or other security reasonably acceptable to Owner and the Financing Parties within 45 days;

                  (h) the Guaranty ceases to be in full force and effect, or Guarantor so claims, and in any such case, Contractor fails to deliver a replacement guaranty or other security reasonably acceptable to Owner and the Financing Parties within 45 days; or

                  (i)      A successful Performance Test, as described in
Section 10.3(b), is not completed within six months from First Heat for reasons solely attributable to Contractor.

Owner shall be obligated to make payments coming due to Contractor during any cure period provided in Section 15.1(e), (f), (g) or (h) if and only to the extent financing proceeds are available to Owner to make such payments (unless the unavailability of such proceeds is the result of a cause or reason other than the uncured Contractor default). Notwithstanding any provision of this Agreement, Contractor shall continue to perform its obligations hereunder during any cure period.

         SECTION 15.2.     TERMINATION BY OWNER DUE TO CONTRACTOR EVENT OF
DEFAULT.

                  (a) Upon the occurrence and during the continuance of a Contractor Event of Default, Owner may terminate this Agreement, without prejudice to any other rights and remedies available to Owner, by giving 15 days' written notice to Contractor.

                  (b)      In the event of a termination by Owner under this
Section 15.2, Owner may employ any Person to complete the Work by whatever method Owner may deem necessary. Owner may make such expenditures as in Owner's reasonable judgment will accomplish the timely completion of the Work in accordance with the terms hereof.

                  (c)      In the event of termination by Owner under this
Section 15.2, Contractor shall not be entitled to receive any further payments under this Agreement, except for payment for Work completed prior to such termination for which Contractor has not previously been paid. Owner shall be entitled to offset against such amount due to Contractor any amounts due to Owner by Contractor. The amount, if any, due to Contractor under this Section 15.2(c) shall be paid to Contractor within 30 days after the Final Acceptance Date (if achieved by a substitute contractor).

                  (d)      In the event of termination by Owner under this
Section 15.2, and without limiting Owner's rights or remedies, Contractor shall be responsible for and shall reimburse

Owner for the following amounts subject to the limitations in Section 18.4: (i) all costs and expenses incurred by Owner to engage a substitute contractor to complete (or cure Defects in) the Work, including overhead and legal, engineering and other professional expenses, (ii) all costs and expenses incurred in connection with the termination of this Agreement, including costs and expenses incurred in connection with the obligations set forth under Section 15.8, and (iii) the amount by which (A) the cost to complete (or cure Defects in) the Work exceeds (B) the balance of the Contract Price unpaid at the time of the termination.

         SECTION 15.3. TERMINATION BY OWNER FOR CONVENIENCE. Owner may terminate this Agreement pursuant to this Section 15.3 at any time in its sole discretion by giving written notice to Contractor, which termination shall be effective upon the giving of such notice by Owner. Upon receiving any such notice of termination, Contractor shall immediately stop performing the Work and shall use its reasonable efforts to cancel as quickly as possible all orders placed by it with Subcontractors and shall use its reasonable efforts to minimize cancellation charges and other costs and expenses associated with the termination of the Agreement. In the event of a termination by Owner under this Section, Contractor shall be entitled to receive a termination payment (the "TERMINATION PAYMENT") equal to the sum of the following, without duplication:
(a) that portion of the Contract Price that is applicable to Work completed up to the date of termination (including amounts withheld in accordance with Section 7.1(e)) that has not previously been paid to Contractor, and, upon such payment, the Note shall be canceled and returned to Owner, (b) the documented expenses reasonably incurred by Contractor in terminating contracts with Subcontractors pertaining to the Work, except to the extent Owner has instructed Contractor not to terminate such contracts, and (c) Contractor's lost profit calculated by multiplying $3,500,000 by a fraction the numerator of which is the aggregate amount under the foregoing clauses (a) and (b) and the denominator of which is the Contract Price, but in no event shall the profit under clause (c) be less than $500,000. Contractor shall submit an invoice to Owner for the Termination Payment with the supporting information and documents referred to above, and Owner shall pay such invoice and return any letter of credit or guaranty provided by Contractor hereunder within 30 days after receipt of the invoice unless it disputes any portion thereof, in which event the dispute over any part of the Termination Payment shall be resolved pursuant to Article 17. Contractor shall use reasonable efforts to include a termination for convenience provision with terms similar to the foregoing in all subcontracts, contracts and purchase orders with Subcontractors.

         SECTION 15.4. SUSPENSION BY OWNER FOR CONVENIENCE. Owner may suspend all or a portion of the Work to be performed under this Agreement at any time for any reason in its sole discretion by giving written notice thereof to Contractor. Upon receiving any such notice of suspension, unless the notice requires otherwise, Contractor shall: (a) immediately discontinue the Work on the date and to the extent specified in the notice, (b) place no further orders or subcontracts for Equipment, services or facilities with respect to suspended Work, other than to the extent required in the notice, (c) promptly make every reasonable effort to obtain suspension, with terms satisfactory to Owner, of all orders, subcontracts and rental agreements to the extent they relate to performance of suspended Work, (d) continue to protect and maintain the Work performed, including those portions on which Work has been suspended, and (e) take any other reasonable steps to minimize costs and expenses associated with such suspension. As full compensation for any suspension under this Section, Contractor will be reimbursed by Owner for the following costs: (a) a standby charge sufficient to compensate Contractor for keeping its organization committed to the Work on a standby basis, (b) an equitable amount to reimburse Contractor for the cost of receiving, maintaining and protecting that portion of Work upon which performance has been suspended, (c) all additional costs, expenses and damages actually incurred by Contractor as a result of such suspension, and (d) 15% of the sum of (a), (b) and (c). Upon delivery of notice by Owner to Contractor to resume suspended Work, Contractor shall immediately resume performance under this Agreement to the extent required in the notice. Contractor shall include a suspension for convenience provision with terms similar to the foregoing in all subcontracts and purchase orders with Subcontractors. Contractor shall be entitled to a Change Order, upon expiration of any such suspension, to the extent the suspension affects the Milestone Payment Schedule or the Project Schedule.

         SECTION 15.5. TERMINATION DUE TO FORCE MAJEURE EVENT. If a Force Majeure Event has occurred and continues for a period of at least 180 days, then, notwithstanding that the Parties may have executed a Change Order with respect thereto, Owner may deliver a written notice to Contractor stating its intention to terminate this Agreement. If, at the expiration of 30 days after the Contractor's receipt of such notice, the Force Majeure Event is continuing, either Party may terminate this Agreement. In the event of such termination, Contractor shall be entitled to receive recoveries provided in Section 15.3.

         SECTION 15.6. TERMINATION BY CONTRACTOR. Contractor may suspend or terminate this Agreement upon the terms and conditions set forth in this Section 15.6.

                  (a) If Owner fails to make any payment within 15 days of the due date hereunder, other than disputed amounts and amounts permitted to be withheld in accordance with the Contract Documents, and other than as provided in Section 15.1, through no act or fault of Contractor or any Subcontractor, Contractor may give written notice thereof to Owner. If the amount due is not paid within 15 days after the date of Owner's receipt of such notice from Contractor, then Contractor shall have the right to suspend its performance of the Work. If Contractor so suspends performance of the Work, it shall immediately resume performance of the Work upon receipt of payment of the amounts due (other than disputed or properly withheld amounts). At any time after suspension of Work by Contractor under this Section 15.6 in excess of 30 days, Contractor may give written notice to Owner of its intent to terminate this Agreement. If all amounts due (other than reasonably disputed or properly withheld amounts) are not paid by Owner within 15 days after Owner's receipt of such notice from Contractor, Contractor shall have the right to suspend or terminate this Agreement. Upon any such suspension, Contractor shall have its full rights and remedies set forth in Section 15.4. Upon any such termination, Contractor shall have its full rights and remedies set forth in Section 15.3, and Owner shall return any letters of credit and guaranties provided by Contractor.

                  (b) If Owner materially breaches its obligations, covenants or agreement (other than its payment obligations) in this Agreement, and such breach continues for 30 days or more after notice from Contractor, or if such breach is susceptible of cure and Owner is unable, despite due diligence, to complete the cure within the 30-day period, Owner shall be afforded an additional reasonable period to effect such cure, provided Owner diligently pursues the cure. If Owner fails to effect the cure, Contractor may terminate this Agreement upon 15 days' notice to Owner, and may pursue any rights and remedies set forth in Section 15.3, and Owner shall return any letters of credit and guaranties provided by Contractor.

         SECTION 15.7. CONTINUING OBLIGATIONS DURING DEFAULT. The Parties shall continue performance of their obligations during defaults (except as otherwise provided in the Contract Documents) and all cure periods, until this Agreement is terminated.

         SECTION 15.8. OBLIGATIONS UPON TERMINATION. Upon a termination of this Agreement pursuant to this Article 15, (a) Owner shall take possession of the Job Site and of the Equipment (whether at the Job Site, in transit or otherwise), (b) Contractor shall promptly assign to Owner or its designee any contract rights (including warranties, licenses, patents and copyrights) that Contractor has to any and all Equipment and the Work, including contracts with Subcontractors that Owner elects to continue, and Contractor shall execute such documents as may be reasonably requested by Owner to evidence such assignment,
(c) Contractor shall assist Owner in preparing an inventory of all Equipment in use or transit, (d) Contractor shall promptly furnish Owner with copies of all drawings and, to the extent prepared, final plans and the provisions of Section
16.4 and Section 18.2 shall apply with respect to all such drawings and final plans (and Contractor shall execute such documents as may be reasonably requested by Owner to evidence Owner's rights to use such drawings and final plans), and (e) Contractor shall take such other action as may be reasonably required hereunder upon termination of this Agreement.

         SECTION 15.9. TERMINATION AND SURVIVAL OF TERMS. Upon termination of this Agreement pursuant to this Article 15, the rights and obligations of the Parties hereunder shall terminate, except for (a) rights and obligations accrued as of the date of termination, (b) rights and obligations arising out of events occurring prior to the date of termination, and (c) the rights and obligations of the Parties which, by the terms of this Agreement, survive termination of this Agreement.

                                   ARTICLE 16.
                                 INDEMNIFICATION

         SECTION 16.1. CONTRACTOR INDEMNIFICATION. Contractor agrees to indemnify, defend and hold Owner, the Financing Parties and their contractors and subcontractors, partners, directors, officers, employees, representatives, agents, advisors and consultants harmless from and against any and all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages and expenses (including attorneys' fees and expenses) (collectively, "DAMAGES") asserted against or incurred by any such indemnitee by reason of or resulting from any and all of the following:

                  (a) any third party claims in connection with bodily injury or death or property damage to the extent arising out of (i) Contractor's, any Subcontractor's or their respective employees' negligence or
(ii) performance of the Work;

                  (b) claims made by any Government Authority for any Contractor Taxes;

                  (c) any Lien in respect to the Facility, the Melt Shop, this Agreement, the Equipment, the Job Site or any fixtures or personal property included in the Work (whether or not any such Lien is valid or enforceable) created by, through or under, or as a result of any act or omission (or alleged act or omission) of, Contractor or any Subcontractor or other Person providing labor or materials to Contractor or any Subcontractor; or

                  (d) actual or alleged contamination, pollution or public or private nuisance to the extent resulting from or arising out of the acts or omissions of Contractor or any Subcontractor.

         SECTION 16.2. OWNER INDEMNIFICATION. Owner agrees to indemnify, defend and hold Contractor and its Subcontractors and their directors, officers, employees, representatives, agents, advisors and consultants harmless from and against any and all Damages asserted against or incurred by any such indemnitee by reason of or resulting from any and all of the following:

                  (a) any third party claims in connection with bodily injury or death or property damage to the extent arising out of Owner's, any of Owner's other contractor's or their respective employees' negligence;

                  (b) claims made by Government Authority for any Owner taxes; or

                  (c) actual or alleged contamination, pollution or public or private nuisance to the extent existing or occurring prior to the effective date of the Notice to Proceed or thereafter resulting from or arising out of the acts or omissions of Owner or any of Owner's other contractors.

         SECTION 16.3. CONDITIONS OF INDEMNIFICATION. The respective rights and obligations of the Parties and the other indemnitees under this Article 16 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                  (a) Within a reasonable time after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the Person claiming to be indemnified under the terms of this Article 16 (the "INDEMNIFIED PERSON") shall give the Party from which indemnification is sought (the "INDEMNIFYING PARTY") written notice thereof, together with a copy of such claim, process or other legal pleading.

                  (b) Each Party and each other indemnitee shall have the right, but not the obligation, to contest, defend and litigate any claim, action, suit or proceeding by any third party alleged or asserted against it arising out of any matter in respect of which it is entitled to be indemnified hereunder and the reasonable costs and expenses thereof (including reasonable attorneys' fees and expert witness fees) shall be subject to the indemnity; provided, however, that the indemnifying Party shall be entitled, at its option, to assume and control the defense of such claim, action, suit or proceeding at its expense. The indemnifying Party shall not settle any claim except with the prior written approval of the indemnified Person, whose said approval shall not be unreasonably withheld or delayed.

                  (c) If the indemnifying Party assumes control of the defense, the indemnified Person shall have the right to employ its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified Person, unless the indemnifying Party engages the same counsel for itself and for the indemnified Person and there is a conflict of interest between the indemnifying Party and the indemnified Person in the conduct of the defense of such action or there are specific defenses available to it which are different from or additional to those available to the indemnifying Party. In such event, counsel for the indemnified Person shall have the right to direct the defense of such claim, action, suit or proceeding on behalf of the indemnified Person, and the reasonable fees and expenses of such counsel shall be reimbursed by the indemnifying Party.

         SECTION 16.4. INTELLECTUAL PROPERTY WARRANTY. Contractor warrants that Contractor and/or Guarantor have all necessary rights and interests in all Intellectual Property Rights which may subsist in any drawing or other work product included in the Work to grant a license therein to Owner pursuant to
Section 16.4(b) or pursuant to the license referred to below.

                  (a) All drawings, processes and other work product included in the Work or subject to the license referred to below may be used by Owner, its successors and any subsequent owner of the Facility for operation, maintenance, repair and alteration of the Facility, but for no other purpose. Contractor and Subcontractors shall have the right to retain and use copies thereof and the information contained therein, and shall retain copyright thereto subject to the foregoing rights of Owner and subsequent owners and operators of the Facility.

                  (b) Contractor hereby grants to Owner, its successors and subsequent owners and operators of the Facility an irrevocable, non-exclusive, royalty-free license:

                           (i) for use solely in connection with operation, maintenance, repair, modification or alteration of the Facility or any component, any Intellectual Property Rights which may subsist in the drawings, processes and other work product included in the Work; and

                           (ii) under Intellectual Property Rights solely to the extent necessary for the operation, maintenance, repair, modification or alteration of the Facility or any component designed, specified or constructed by Contractor under this Agreement or by any Subcontractor.

In addition, contemporaneously herewith, Owner and Guarantor shall enter into a non-exclusive license in the form previously agreed by Owner and Guarantor.

                  (c) Contractor shall defend, indemnify and hold harmless Owner and the Financing Parties and their Affiliates and their respective directors, officers, partners, employees, representatives, agents, advisors and consultants against any and all Damages (including reasonable legal fees and court costs) arising from any claim or legal action for infringement of any Intellectual Property Right arising from Contractor's performance (or that of its Subcontractors) that either:

                           (i) concerns any written information, equipment, materials, supplies, processes, or other items provided by Contractor or any Subcontractor under this Agreement or under the license referred to above, or

                           (ii)     is based upon or arises out of the
                  performance of the Work by Contractor or any Subcontractor; or

                           (iii) is based upon or arises out of the design or construction and use of any item or unit provided under this Agreement or under any subcontract or as contemplated hereby.

                  (d) In the event of any claim or legal action for infringement to which the foregoing indemnity is applicable, Contractor shall, at its expense, promptly procure the rights alleged to have been infringed or promptly modify the infringing item, in a manner satisfactory to Owner, so that it becomes non-infringing or falls within the scope of authorized use.

         SECTION 16.5. SURVIVAL OF INDEMNIFICATION. The indemnification provisions of this Article 16 shall survive the Final Acceptance Date and the termination of this Agreement.

                                   ARTICLE 17.
                               DISPUTE RESOLUTION

         SECTION 17.1. DISPUTE RESOLUTION. In the event of any dispute, controversy or claim between the Parties arising out of or relating to this Agreement, or the breach, termination or invalidity thereof (collectively, a "DISPUTE"), the Parties shall attempt in the first instance to resolve the Dispute through good faith friendly consultations.

         SECTION 17.2. CONTINUING OBLIGATIONS. Contractor shall continue the Work in accordance with the Project Schedule and the terms hereof during any Dispute, except as otherwise expressly provided herein.

         SECTION 17.3. ARBITRATION. Disputes shall be decided by arbitration, by a panel of three arbitrators, which shall be conducted in New York, New York in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association then obtaining unless the Parties agree otherwise. The award rendered by the arbitrators shall be final and binding, and judgment may be entered upon it in accordance with Applicable Law in any court having jurisdiction thereof. Notwithstanding the foregoing provisions of this
Section 17.3, in the event that either Party is sued or subjected to any other action or proceeding in any other state or forum, then such Party shall have the right to join the other Party and prosecute its claims, or any one or more of its claims against such other Party in such other suit, action or proceeding.

                                   ARTICLE 18.
                                  MISCELLANEOUS

         SECTION 18.1. ASSIGNMENT. Except as expressly permitted in this Agreement, neither Party shall assign this Agreement or any portion hereof, or any of the rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other Party. Notwithstanding the foregoing, Owner may, without Contractor's consent, assign any or all of its rights under this Agreement to the Financing Parties, and such parties may further assign such rights, but no such assignment or assignments shall relieve the assignees of any past, present or further obligations or liabilities of Owner under the Contract Documents, unless Contractor agrees otherwise. Notwithstanding the foregoing, Contractor may subcontract all or substantial portions of the Work, subject to the provisions of the Contract Documents regarding Subcontractors, and Owner hereby consents to Contractor's subcontracting of any portion or portions of the Work to Guarantor and to Core Furnace Systems Corp. This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Parties.

         SECTION 18.2.     CONFIDENTIALITY.

                  (a) Contractor and Owner agree that the contents of this Agreement and any written information provided by either Party relating to the Melt Shop, the Facility or such Party, which information is marked as confidential at the time of disclosure (the "CONFIDENTIAL INFORMATION"), shall not be disclosed by the receiving Party to any Person, except as permitted herein. Notwithstanding the foregoing, this Section 18.2 shall not prevent either Party from disclosing any Confidential Information if and to the extent:
(a) required to do so by Applicable Law or any Government Authority, provided that such Party shall give 30 days' prior notice (unless Applicable Law requires disclosure in a shorter time frame) to the other Party of such required disclosure and, if requested, shall use all reasonable efforts to oppose the requested disclosure, (b) disclosed to its contractors, subcontractors (including Subcontractors), employees, directors, officers, agents, advisors or representatives and to the Financing Parties and their counsel and consultants, provided that the disclosing Party informs each entity and each individual to whom such Confidential Information is disclosed of its confidential nature and obtains their written agreement (on a form reasonably acceptable to Owner and Contractor) not to disclose such Confidential Information except as permitted under this Section 18.2, or (c) such information which prior to disclosure was already in the public domain, or which after disclosure entered the public domain other than by a breach of this Agreement. Obligations under this Section
18.2 shall remain in effect for a period of ten (10) years following the date of this Agreement.

                  (b) Owner and Contractor each recognizes and acknowledges that the other Party may be irreparably damaged in the event of any violation of any covenant under Section 18.2(a) and that money damages will not be a sufficient remedy for any such violation or breach.

Owner and Contractor each agrees that in the event of any such violation or breach, the other Party, in addition to and without limiting any other remedy or right, including recovery of damages, that the other Party may have at law or in equity, shall be entitled to an injunction or other equitable relief, including but not limited to specific performance.

         SECTION 18.3. NOTICES. Whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one Party to the other, the consent, approval, notice, request, or demand must be in writing and shall be deemed to be delivered and received (a) if personally delivered or if delivered by recognized overnight courier service or by United States certified or registered mail, postage prepaid, when actually received, or (b) if delivered by facsimile, on the first business day following the day transmitted (with confirmation of receipt), in each case addressed to the appropriate Party at the address or facsimile number of such Party set forth below (or at such other address or facsimile number as such Party may designate by written notice to the other Party given in accordance with this Section 18.3):

                  If to Contractor:

                  Junction Industries, Inc.
                  c/o Meyer, Unkovic & Scott LLP
                  Attn: Richard Kotarba
                  1300 Oliver Building
                  Pittsburgh, PA 15222
                  Phone: (412) 456-2815
                  Facsimile: (412) 456-2864

                  If to Owner:

                  Mr. Harry Page
                  Vice President, Engineering
                  1134 Market Street
                  Wheeling, WV 26003
                  Phone: (304) 234-2499
                  Facsimile: (304) 234-2453

         SECTION 18.4. OVERALL LIMITATION. Notwithstanding any other provision of the Contract Documents, Contractor's liability for any and all losses, injuries, damages, costs, expenses, charges and fees sustained or incurred by Owner arising out of, or by reason of, this Agreement (including any liquidated damages), and whether such injury, loss, damage, cost, expense, charge or fee be caused by or result from Contractor's act, omission, negligence or any act, omission or negligence of Contractor's Subcontractors or their respective employees, or otherwise, shall not exceed an amount equal to 20% of the Contract Price (draws by Owner under any letter of credit provided by Contractor under this Agreement and amounts set off by Owner against payments made by Owner under the Note, if any, shall be included in determining whether Contractor has paid 20% of the Contract Price for purposes of the foregoing limitation of liability). This limitation shall apply regardless of the theory of recovery and regardless of whether the liability claimed is in contract, warranty, equity, tort (including negligence, gross negligence and strict tort liability) or otherwise.

         SECTION 18.5. WAIVER OF CONSEQUENTIAL DAMAGES. Notwithstanding any other provision of the Contract Documents, to the fullest extent permitted by law, neither Party nor its Affiliates nor its subcontractors or contractors shall be liable to the other Party or the Financing Parties or their respective Affiliates for any special, incidental, indirect or consequential damages or the equivalency thereof including without limitation loss of profit or revenue, down time, loss of operating time, loss of return on investment, loss of business opportunity, loss of goodwill, cost of capital, loss of production, loss of reduction of use or value of any facilities including existing facilities, or increased costs of operations or maintenance (except to the extent, if any, liquidated damages provided for in the Contract Documents or payments described in Sections 15.3 and 15.4 include such damages).

         SECTION 18.6. WAIVER. No delay, failure or refusal on the part of a Party to exercise or enforce any right under this Agreement shall impair such right or be construed as a waiver of such right or any obligation of the other Party, nor shall any single or partial exercise of any right hereunder preclude other or further exercise of any right. Any waiver of any obligation or right hereunder shall not constitute a waiver of any other obligation or right, then existing or arising in the future. To be effective, a waiver of any obligation or right must be in writing and signed by the Party waiving such obligation or right.

         SECTION 18.7. OFFSET. All amounts payable by Owner to Contractor hereunder or under the Note shall be subject to offset and reduction by amounts owed by Contractor hereunder.

         SECTION 18.8. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; the Parties shall negotiate in good faith an alternative provision designed to give effect to the agreement of the Parties; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

         SECTION 18.9. GOVERNING LAW. This Agreement, and the rights and obligations of the Parties under or pursuant to this Agreement, shall be interpreted and construed according to the substantive laws of the State of New York without giving effect to the conflicts-of-law provisions thereof that would require the application of the laws of another jurisdiction.

         SECTION 18.10. ENTIRE AGREEMENT; AMENDMENTS. This Agreement (including the Exhibits) contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, discussions and undertakings between the Parties (whether written or oral) with respect to the subject matter hereof. This Agreement may only be amended by a written instrument signed by both Parties.

         SECTION 18.11. EXPENSES AND PREPARATION. Each Party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement. The Contract Documents were negotiated and prepared by both Parties with advice of counsel to the extent deemed necessary by each Party and were not prepared by either Party to the exclusion of the other, and, accordingly, should not be construed against either Party by reason of its preparation.

         SECTION 18.12. COUNTERPARTS. This Agreement may be executed in multiple counterparts, all of which together shall constitute one and the same instrument.

                  (Remainder of page intentionally left blank.)

         IN WITNESS WHEREOF the Parties have executed and delivered this Agreement as of the date first above written.

                                         JUNCTION INDUSTRIES, INC.

                                         By: /s/ Raimondo Di Carpegna Varini
                                             Name:  Raimondo Di Carpegna Varini
                                             Title: President

                                         WHEELING-PITTSBURGH STEEL
                                         CORPORATION

                                         By: /s/ Harry L. Page
                                             Name:  Harry L. Page
                                             Title: Vice Pres., Engineering,
                                                    Technology & Metallurgy

                [Agreement for Supply of Equipment and Services]